    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 7, 2003
                                                           REGISTRATION NO. 333-
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------
                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           --------------------------
                            CENTERPOINT ENERGY, INC.
             (Exact name of registrant as specified in its charter)

            TEXAS                                     4911                          74-0694415
(State or other jurisdiction of            (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)              Classification Code Number)          Identification No.)

                                                      RUFUS S. SCOTT
                                          VICE PRESIDENT, DEPUTY GENERAL COUNSEL
      1111 LOUISIANA                        AND ASSISTANT CORPORATE SECRETARY
   HOUSTON, TEXAS 77002                               1111 LOUISIANA
      (713) 207-1111                               HOUSTON, TEXAS 77002
                                                      (713) 207-1111

(Address, including zip code, and telephone number, including area code,        (Name, address, including zip code, and telephone
     of registrant's principal executive offices)                                number, including area code, of agent for service)

                           --------------------------

                                    Copy to:
                                GERALD M. SPEDALE
                               BAKER BOTTS L.L.P.
                         910 LOUISIANA, ONE SHELL PLAZA
                              HOUSTON, TEXAS 77002
                                 (713) 229-1234

                           --------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effectiveness of this Registration Statement.

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                           --------------------------

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                            PROPOSED        PROPOSED
                                                                            MAXIMUM         MAXIMUM
                                                                            OFFERING       AGGREGATE       AMOUNT OF
                                                           AMOUNT TO BE    PRICE PER     OFFERING PRICE   REGISTRATION
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED          REGISTERED      UNIT (1)          (1)           FEE (1)
----------------------------------------------------------------------------------------------------------------------
$200,000,000 5.875% Senior Notes due 2008, Series B        $200,000,000       100%        $200,000,000     $  16,180
--------------------------------------------------------------------------------------------------------------------
$200,000,000 6.850% Senior Notes due 2015, Series B        $200,000,000       100%        $200,000,000     $  16,180
--------------------------------------------------------------------------------------------------------------------
$200,000,000 7.25% Senior Notes due 2010, Series B         $200,000,000       100%        $200,000,000     $  16,180
====================================================================================================================
         Total                                             $600,000,000                   $600,000,000     $  48,540
====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933. For purposes of this calculation, the offering price per 5.875% Series B Note, 6.850% Series B Note and 7.25% Series B Note was assumed to be the stated principal amount of each 5.875% Series B Note, 6.850% Series B Note and 7.25% Series B Note, respectively, that may be received by the Registrant in the exchange transaction in which the 5.875% Series B Notes, 6.850% Series B Notes and 7.25% Series B Notes, as the case may be, will be offered.

                           --------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED NOVEMBER 7, 2003

PROSPECTUS

                                  $600,000,000

                            CENTERPOINT ENERGY, INC.

                                OFFER TO EXCHANGE

5.875% Senior Notes due 2008,          6.850% Senior Notes due 2015,            7.25% Senior Notes due 2010,
          Series B                              Series B                                  Series B
    for all outstanding                    for all outstanding                       for all outstanding
5.875% Senior Notes due 2008,          6.850% Senior Notes due 2015,            7.25% Senior Notes due 2010,
          Series A                              Series A                                  Series A

THE EXCHANGE OFFER FOR SERIES A NOTES (THE "OLD NOTES") OF EACH SERIES:

-    will expire at 5:00 p.m., New York City time, , 2003, unless extended; and

- is not conditioned upon any minimum aggregate principal amount of old notes of that series being tendered for exchange or upon consummation of the exchange offer for old notes of any other series.

THE SERIES B NOTES (THE "NEW NOTES"):

-    will be freely tradable;

- are substantially identical to the old notes for which they may be exchanged; and

- will not be listed on any securities exchange or on any automated dealer quotation system, but may be sold in the over-the-counter market, in negotiated transactions or through a combination of those methods.

YOU SHOULD NOTE THAT:

- we will exchange all old notes of a series that are validly tendered and not validly withdrawn for an equal principal amount of new notes of that series that we have registered under the Securities Act of 1933;

- you may withdraw tenders of old notes at any time prior to the expiration of the exchange offer; and

- the exchange of old notes for new notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

     YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 18 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     THE DATE OF THIS PROSPECTUS IS ,   2003.

                                TABLE OF CONTENTS

         THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. SEE "WHERE YOU CAN FIND MORE INFORMATION" BEGINNING ON PAGE 64 FOR A LISTING OF DOCUMENTS WE INCORPORATE BY REFERENCE. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST DIRECTED TO CENTERPOINT ENERGY, INC., ATTN:
INVESTOR SERVICES, P.O. BOX 4567, HOUSTON, TEXAS 77210-4567, TELEPHONE: (713) 207-3060. TO ENSURE TIMELY DELIVERY OF ANY OF OUR FILINGS, AGREEMENTS OR OTHER
DOCUMENTS, YOU MUST MAKE YOUR REQUEST TO US NO LATER THAN    , 2003, WHICH IS
FIVE DAYS BEFORE THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON   , 2003.

Cautionary Statement Regarding Forward-Looking Information...................................      ii
Prospectus Summary...........................................................................       1
Risk Factors.................................................................................      18
Private Placement............................................................................      31
Use of Proceeds..............................................................................      31
The Exchange Offer...........................................................................      32
Description of the Notes.....................................................................      41
Registration Rights..........................................................................      53
Book-Entry Delivery and Settlement...........................................................      55
Certain U.S. Federal Income Tax Considerations...............................................      58
Plan of Distribution.........................................................................      62
Transfer Restrictions........................................................................      63
Legal Matters................................................................................      63
Experts......................................................................................      63
Where You Can Find More Information..........................................................      64

         Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. The letters of transmittal state that, by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with the resale of new notes.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         From time to time we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. In some cases, you can identify our forward-looking statements by the words "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "objective," "plan," "potential," "predicts," "projection," "should," "will," or other similar words.

         We have based our forward-looking statements on our management's beliefs and assumptions based on information available at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

         Some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements are described under "Risk Factors" beginning on page 18 of this prospectus. Other such factors are described in other documents we file with the SEC and incorporate by reference into this prospectus.

         You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement.

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein. This summary is not complete and does not contain all the information that you should consider before investing in the new notes. You should read carefully the entire prospectus, including the risk factors, financial data and financial statements included or incorporated by reference herein and the other information and documents we have incorporated by reference in this prospectus.

         Unless the context requires otherwise, the terms "CenterPoint Energy," "our company," "we," "our," "ours" and "us" refer to CenterPoint Energy, Inc.; the term "CenterPoint Houston" refers to CenterPoint Energy Houston Electric, LLC, our electric utility subsidiary; the term "CERC" refers to CenterPoint Energy Resources Corp., our gas distribution and pipelines and gathering subsidiary; and the term "Reliant Energy" refers to Reliant Energy, Incorporated. We refer to our 5.875% Senior Notes due 2008, Series A as the "2008 old notes," our 6.850% Senior Notes due 2015, Series A as the "2015 old notes," our 7.25% Senior Notes due 2010, Series A as the "2010 old notes," and the 2008 old notes, 2015 old notes and 2010 old notes together as the "old notes." We refer to our 5.875% Senior Notes due 2008, Series B offered by this prospectus as the "2008 new notes," our 6.850% Senior Notes due 2015, Series B offered by this prospectus as the "2015 new notes," our 7.25% Senior Notes due 2010, Series B offered by this prospectus as the "2010 new notes," and the 2008 new notes, 2015 new notes and 2010 new notes together as the "new notes." We sometimes refer to the old notes and the new notes collectively as the "notes."

                                   OUR COMPANY

GENERAL

         We are a public utility holding company that became the parent of Reliant Energy and its subsidiaries on August 31, 2002 as part of a corporate restructuring of Reliant Energy. Our indirect wholly owned subsidiaries include
(i) CenterPoint Houston, which engages in Reliant Energy's former electric transmission and distribution business in a 5,000-square mile area of the Texas Gulf Coast that includes Houston, and (ii) CERC, which owns gas distribution systems that together form one of the United States' largest natural gas distribution operations in terms of the number of customers served. Through wholly owned subsidiaries, CERC also owns two interstate natural gas pipelines and gas gathering systems and provides various ancillary services. We also have an approximately 81% ownership interest in Texas Genco Holdings, Inc. ("Texas Genco"), which owns and operates the Texas generating plants that were formerly part of the integrated electric utility that was part of Reliant Energy. We distributed approximately 19% of the outstanding common stock of Texas Genco to our shareholders on January 6, 2003.

         Reliant Energy completed the separation of the generation, transmission and distribution, and retail sales functions of Reliant Energy's Texas electric operations (the "Restructuring") in August 2002. To effect the Restructuring, Reliant Energy:

         -    conveyed its Texas electric generation assets to Texas Genco,

         -    became our indirect, wholly owned subsidiary,

         - was converted into a Texas limited liability company and renamed CenterPoint Energy Houston Electric, LLC, and

         -    distributed the capital stock of its operating subsidiaries to us.

         As part of the Restructuring, each share of Reliant Energy common stock was converted into one share of our common stock. Prior to the Restructuring, Reliant Energy's subsidiary, Reliant Resources, Inc. ("Reliant Resources"), conducted non-utility wholesale and retail energy operations. As a result of the Restructuring, we became the owner of approximately 83% of the stock of Reliant Resources. On September 30, 2002, we distributed this stock to our shareholders on a pro rata basis.

         We are a registered public utility holding company under the Public Utility Holding Company Act of 1935 ("1935 Act"). The 1935 Act and related rules and regulations impose a number of restrictions on our activities and those of our subsidiaries. The 1935 Act, among other things, limits our ability and the ability of our subsidiaries, other than Texas Genco, to issue debt and equity securities without prior authorization, restricts the source of dividend payments to current and retained earnings without prior authorization, regulates sales and acquisitions of certain assets and businesses and governs affiliate transactions.

         Our general corporate structure is described in the diagram below:

                     CENTERPOINT ENERGY CORPORATE STRUCTURE

                        [DIAGRAM OF CORPORATE STRUCTURE]

                              BUSINESS CONTRIBUTION

[GRAPHS DISPLAYING RESPECTIVE PERCENTAGE CONTRIBUTION OF EACH BUSINESS SEGMENT
 TO TOTAL ASSETS AS OF JUNE 30, 2003 AND TOTAL OPERATING INCOME FOR THE TWELVE
                          MONTHS ENDED JUNE 30, 2003]

                                  OUR BUSINESS

CENTERPOINT HOUSTON

Electric Transmission

         CenterPoint Houston transports electricity from power plants to substations and from one substation to another and to retail customers taking power above 69 kilovolts ("kV") in locations throughout the control area managed by the Electric Reliability Council of Texas, Inc. ("ERCOT"). ERCOT is an intrastate network of retail customers, investor and municipally owned electric utilities, rural electric co-operatives, river authorities, independent generators, power marketers and retail electric providers, which serves as the regional reliability coordinating council for member electric power systems in Texas. The ERCOT market consists of the State of Texas, other than a portion of the panhandle, a portion of the eastern part of the state bordering on Louisiana and the area in and around El Paso. The ERCOT market represents approximately 85% of the demand for power in Texas and is one of the nation's largest power markets. Transmission services are provided under tariffs approved by the Public Utility Commission of Texas (the "Texas Utility Commission").

Electric Distribution

         CenterPoint Houston distributes electricity for retail electric providers in its certificated service area by carrying lower-voltage power from the substation to the retail electric customer. Its distribution network receives electricity from the transmission grid through power distribution substations and distributes electricity to end users through distribution feeders. Operations include construction and maintenance of facilities, metering services, outage response services and other call center operations. Distribution services are provided under tariffs approved by the Texas Utility Commission. Texas Utility Commission rules and market protocols govern the commercial retail operations of distribution companies and other market participants.

Customers

         CenterPoint Houston's customers consist of municipalities, electric cooperatives, other distribution companies and approximately 31 retail electric providers in its certificated service area. Each retail electric provider is licensed by the Texas Utility Commission and must meet creditworthiness criteria established by the Texas Utility Commission.

Stranded Costs, Regulatory Assets Recovery and Securitization

         The Texas Electric Restructuring Law. In June 1999, the Texas legislature adopted the Texas Electric Choice Plan (the "Texas electric restructuring law"), which substantially amended the regulatory structure governing electric utilities in order to allow and encourage retail competition. The Texas electric restructuring law required the separation of the generation, transmission and distribution and retail sales functions of electric utilities into three different units. It also required each electric utility to file a business separation plan with the Texas Utility Commission detailing its plan to comply with the Texas electric restructuring law. Under the law, neither the generation function nor the retail function is subject to traditional cost of service regulation, and the retail function has been opened to competition. The transmission and distribution function CenterPoint Houston performs remains subject to traditional utility rate regulation.

         Under the Texas electric restructuring law, transmission and distribution utilities in Texas whose generation assets were "unbundled," including CenterPoint Houston, may recover, following a regulatory proceeding to be held in 2004:

         - "regulatory assets," which consist of the Texas jurisdictional amount reported by the previously vertically integrated electric utilities as regulatory assets and liabilities (offset and adjusted by specified amounts) in their audited financial statements for 1998,

         - "stranded costs," which consist of the positive excess of the net regulatory book value of generation assets over the market value of the assets, taking specified factors into account, and

         - the excess cost over market for state-mandated capacity auctions by Texas Genco ("ECOM"), fuel over- or under-recovery and "price to beat" clawback components.

         The Texas electric restructuring law permits transmission and distribution utilities to recover regulatory assets and stranded costs through transition charges on retail electric customers' bills, to the extent that such assets and costs are established in certain regulatory proceedings. These transition charges are non-bypassable, meaning that they must be paid by essentially all customers and cannot, except in limited circumstances, be avoided by switching to self-generation.

         Final True-Up. Beginning in January 2004, the Texas Utility Commission will conduct true-up proceedings for each investor-owned utility. The purpose of the true-up proceeding is to quantify and reconcile the amount of stranded costs, other regulatory assets associated with the generation assets that were not previously securitized, the difference in the price of power obtained through the state mandated capacity auctions and the power costs used in the Texas Utility Commission's ECOM model, any fuel costs over- or under-recovery and the "price to beat" clawback. The true-up proceeding will result in either additional charges being assessed on, or credits being issued to, retail electric customers taking delivery from us. CenterPoint Houston will make the filing to initiate its final true-up proceeding on March 31, 2004. The Texas electric restructuring law requires a final order to be issued by the Texas Utility Commission not more than 150 days after a proper filing is made by the regulated utility.

         Securitization. The Texas electric restructuring law provides for the use of special purpose entities to issue transition bonds for the economic value of generation-related regulatory assets and stranded costs. These transition bonds will be amortized over a period not to exceed 15 years through non-bypassable transition charges to customers taking delivery service from CenterPoint Houston. Any stranded costs not recovered through the transition bonds will be recovered through a non-bypassable competition transition charge assessed to customers taking delivery service from CenterPoint Houston. In October 2001, a special purpose subsidiary of CenterPoint Houston issued $749 million of transition bonds to securitize generation-related regulatory assets. These transition bonds have a final maturity date of September 15, 2015 and are non-recourse to us or our subsidiaries other than to the special purpose issuer.

         We expect that upon completion of the 2004 true-up proceeding, CenterPoint Houston will seek to securitize its stranded costs, any regulatory assets not previously securitized by the October 2001 issuance of transition bonds and, to the extent permitted by the Texas Utility Commission, the balance of the other true-up components. Under the Texas electric restructuring law, CenterPoint Houston is entitled to recover any portion of the true-up balance not securitized by transition bonds through a non-bypassable competition transition charge assessed to its customers.

CERC

Natural Gas Distribution

         CERC's natural gas distribution business engages in intrastate natural gas sales to, and natural gas transportation for, residential, commercial and industrial customers in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma and Texas. Its operations also include non-rate regulated retail gas sales to and transportation services for commercial and industrial customers in the six states listed above as well as several other Midwestern states. CERC currently conducts intrastate natural gas sales to, and natural gas transportation for, residential, commercial and industrial customers through three unincorporated divisions: CenterPoint Energy Arkla ("Arkla"), CenterPoint Energy Entex ("Entex") and CenterPoint Energy Minnegasco ("Minnegasco"). These operations are regulated as natural gas utility operations in the jurisdictions served by these divisions.

         - Arkla provides natural gas distribution services in over 245 communities in Arkansas, Louisiana, Oklahoma and Texas. The largest metropolitan areas served by Arkla are Little Rock, Arkansas and Shreveport, Louisiana.

         - Entex provides natural gas distribution services in over 500 communities in Louisiana, Mississippi and Texas. The largest metropolitan area served by Entex is Houston.

         - Minnegasco provides natural gas distribution services in over 240 communities in Minnesota. The largest metropolitan area served by Minnegasco is Minneapolis. Additionally, Minnegasco provides unregulated services consisting of

               [MAP OF NATURAL GAS DISTRIBUTION SERVICE TERRITORY]
              heating, ventilating and air conditioning ("HVAC") equipment and appliance sales and repair services, HVAC and hearth equipment sales and home security monitoring.

Pipelines and Gathering

         CERC's pipelines and gathering business operates two interstate natural gas pipelines as well as gas gathering facilities and also provides pipeline services.

         CERC owns and operates gas transmission lines primarily located in Arkansas, Illinois, Louisiana, Missouri, Oklahoma and Texas. CERC's pipeline operations are primarily conducted by two wholly owned interstate pipeline subsidiaries: CenterPoint Energy Gas Transmission Company ("CEGT") and CenterPoint Energy -- Mississippi River Transmission Corporation ("MRT").

         - CEGT is an interstate pipeline that provides natural gas transportation, natural gas storage and pipeline services to customers principally in Arkansas, Louisiana and Oklahoma.

         - MRT is an interstate pipeline that provides natural gas transportation, natural gas storage and pipeline services to customers principally in Arkansas and Missouri.

               [MAP OF PIPELINES AND GATHERING SERVICE TERRITORY]

         CERC's gathering operations are conducted by a wholly owned gas gathering subsidiary, CenterPoint Energy Field Services, Inc. ("CEFS"). CEFS is a natural gas gathering and processing business serving natural gas fields in the Midcontinent basin of the United States that interconnect with CEGT and MRT as well as other interstate and intrastate pipelines. CEFS operates gathering pipelines, which collect natural gas from more than 300 separate systems located in major producing fields in Arkansas, Louisiana, Oklahoma and Texas.

TEXAS GENCO

         Texas Genco is one of the largest wholesale electric power generating companies in the United States. Texas Genco owns and operates 60 generating units at 11 power generation facilities. Texas Genco also owns a 30.8% interest in the South Texas Project Electric Generating Station ("South Texas Project"), a nuclear generating station with two 1,250 MW nuclear generating units. As of June 30, 2003, the aggregate net generating capacity of Texas Genco's combined portfolio of generating assets was 14,175 MW. Texas Genco sells electric generation capacity, energy and ancillary services in the ERCOT market. Collectively, Texas Genco's facilities provide approximately 20% of the aggregate net generating capacity serving the ERCOT market.

         Since January 1, 2002, Texas Genco has sold power to wholesale purchasers, including retail electric providers, at unregulated rates through its capacity auctions. In addition to retail electric providers, Texas Genco's customers in the ERCOT market include municipal utilities, electric co-operatives, power trading organizations and other power generating companies. Texas Genco is also a significant provider to the ancillary services market operated by the ERCOT Independent System Operator. Texas Genco expects its mix of customers and the mix of participants will change significantly as the ERCOT market evolves from one dominated by vertically integrated electric utilities to one with utility-affiliated retail electric providers, new-entrant retail electric providers, greater participation by unregulated energy merchants, and more generation capacity from independent generation companies. Subsidiaries of Reliant Resources purchased entitlements to 63% of Texas Genco's available 2002 capacity and through July 2003 had purchased 71% of Texas Genco's available 2003 capacity.

         Based on the results of capacity auctions held, Texas Genco will continue to have approximately 926 MW temporarily removed from service, or placed in "mothball" status, through November 2003. Texas Genco is evaluating the July auction results and determining the need for additional generating capacity to be placed in mothball status for the remaining months of 2003.

         The ERCOT market is highly competitive. Texas Genco has approximately 80 competitors, which include generation companies affiliated with Texas-based utilities, independent power producers, municipal or co-operative generators and wholesale power marketers. These competitors will compete with Texas Genco and each other by buying and selling wholesale power in the ERCOT market, entering into bilateral contracts and/or selling to aggregated retail customers.

Monetization

         Reliant Resources has an option that may be exercised between January 10, 2004 and January 24, 2004 to purchase all of the approximately 81% of the outstanding shares of Texas Genco common stock that we currently own. Reliant Resources has no obligation to exercise the option. The per share exercise price under this option will be based on the average daily closing price of Texas Genco common stock on The New York Stock Exchange over the 30 consecutive trading days out of the last 120 trading days ending January 9, 2004 which result in the highest average closing price. In addition, a control premium, up to a maximum of 10%, will be added to the price to the extent a control premium is included in the valuation determination made by the Texas Utility Commission relating to the market value of Texas Genco. If Reliant Resources does not exercise the option, we will pursue an alternative strategy to monetize Texas Genco. We are currently evaluating alternatives for doing so. Please read "Risk Factors --Other Risks --If Reliant Resources does not exercise its option to purchase the common stock of Texas Genco that we own, we may not be able to monetize Texas Genco on the same terms or on the same time schedule as provided by the option."

                                  MISCELLANEOUS

         Our principal executive offices are located at 1111 Louisiana, Houston, Texas 77002, and our telephone number is (713) 207-1111.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

         On May 27, 2003 we completed the private offering of the 2008 old notes and the 2015 old notes, and on September 9, 2003 we completed the private offering of the 2010 old notes. We received proceeds, after deducting the discount to the initial purchasers, of approximately $397 million and $198 million from the sales of the old notes in May and in September, respectively.

         In connection with the offering of the old notes, we entered into registration rights agreements with the initial purchasers of the old notes in which we agreed to deliver to you this prospectus and to use our reasonable commercial efforts to complete the exchange offer within 315 days after the respective dates of issuance of the old notes. In the exchange offer, you are entitled to exchange your old notes of a series for new notes of that series, with substantially identical terms, that are registered with the SEC. You should read the discussion under the headings "--Summary of the Terms of the New Notes" beginning on page 12 and "Description of the Notes" beginning on page 41 for further information about the new notes. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights for your old notes.

         The exchange offer consists of separate, independent offers for each series of old notes. We have summarized the terms of the exchange offer below. You should read the discussion under the heading "The Exchange Offer" beginning on page 32 for further information about the exchange offer and resale of the new notes.

The Exchange Offer

We are offering to exchange:

- up to $200,000,000 aggregate principal amount of outstanding 5.875% Senior Notes due 2008, Series A, for up to $200,000,000 aggregate principal amount of 5.875% Senior Notes due 2008, Series B;

- up to $200,000,000 aggregate principal amount of outstanding 6.850% Senior Notes due 2015, Series A, for up to $200,000,000 aggregate principal amount of 6.850% Senior Notes due 2015, Series B; and

- up to $200,000,000 aggregate principal amount of outstanding 7.25% Senior Notes due 2010, Series A, for up to $200,000,000 aggregate principal amount of 7.25% Senior Notes due 2010, Series B.

Old notes may be exchanged only in integral multiples of $1,000.

The terms of each series of new notes are identical in all material respects to those of the old notes for which they may be exchanged except the new notes will not contain provisions with respect to transfer restrictions, registration rights or additional interest for failure to fulfil certain obligations under the applicable registration rights agreement. The new notes of a series will vote together with outstanding old notes of that series not exchanged on all matters on which holders of such series of old notes or new notes are entitled to vote.

OLD NOTES THAT ARE NOT TENDERED FOR EXCHANGE WILL CONTINUE TO BE SUBJECT TO TRANSFER RESTRICTIONS AND WILL NOT HAVE REGISTRATION RIGHTS. THEREFORE, THE MARKET FOR SECONDARY RESALES OF OLD NOTES THAT ARE NOT TENDERED FOR EXCHANGE IS LIKELY TO BE MINIMAL.

Resale

Based on interpretation of the Staff of the Division of Corporation Finance of the SEC (the "Staff") in no-action letters issued to third parties, we believe that the new notes issued pursuant to the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933 if:

- you are not our "affiliate" within the meaning of Rule 405 under the Securities Act of 1933;

-    you acquire such new notes in the ordinary course of your business; and

- you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of new notes.

Each participating broker-dealer that receives new notes for its own account pursuant to the exchange offer in exchange for old notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. Please read "Plan of Distribution" beginning on page 62.

Expiration Date

The exchange offer for each series of old notes will expire at 5:00 p.m., New York City time, on , 2003, or such later date and time to which we may extend it at our discretion. We may extend the expiration date for each series of old notes independently. Please read "The Exchange Offer--Extensions, Delay in Acceptance, Termination or Amendment" beginning on page 33 for more information about an extension of the expiration date.

Withdrawal of Tenders

You may withdraw your tender of old notes at any time prior to the expiration date. We will return to you, without charge, promptly after the expiration or termination of the exchange offer any old notes that you tendered but that were not accepted for exchange.

Conditions to the Exchange Offer

We will not be required to accept old notes for exchange:

- if the exchange offer would be unlawful or would violate any interpretation of the Staff; or

- if any legal action has been instituted or threatened that would impair our ability to proceed with the exchange offer.

The exchange offer for old notes of each series is not conditioned upon any minimum aggregate principal amount of old notes of such series being tendered for exchange or upon consummation of the exchange offer for old notes of any other series. The exchange offer is subject to customary conditions, which we may waive in our sole discretion. Please read "The Exchange Offer--Conditions to the Exchange Offer" beginning on page 34 for more information about the conditions to the exchange offer.

Procedures for Tendering Old Notes

If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal or a facsimile of the letter of transmittal and mail or deliver the letter of transmittal, together with your old notes, to the exchange agent. If your old notes are held through The Depository Trust Company ("DTC") you may effect delivery of the old notes by book-entry transfer.

In the alternative, if your old notes are held through DTC and you wish to participate in the exchange offer, you may do so through DTC's automated tender offer program. If you tender under this program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal. By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

- any new notes that you receive are being acquired in the ordinary course of your business;

- you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act of 1933) of the old notes or the new notes;

- you are not our "affiliate," as defined in Rule 405 under the Securities Act of 1933, or, if you are our affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act of 1933 to the extent applicable;

- if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of the new notes;

- if you are a broker-dealer, you are not tendering old notes acquired directly from us or one of our affiliates;

- if you are a broker-dealer, you will receive the new notes for your own account in exchange for old notes that you acquired as a result of market-making activities or other trading activities, and you will deliver a prospectus in connection with any resale of such new notes; and

- you are not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

Special Procedures for Beneficial Owners

If you beneficially own old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the old notes in the exchange offer, please contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf.

If you wish to tender your old notes on your own behalf, you must either arrange to have old notes registered in your name or obtain a properly completed bond power from the registered holder before completing and executing the letter of transmittal and delivering your old notes. The transfer of registered ownership may take considerable time.

Guaranteed Delivery Procedures

You must tender your old notes according to the guaranteed delivery procedures described in "The Exchange Offer--Guaranteed Delivery Procedures" beginning on page 38 if any of the following apply:

-    you wish to tender your old notes but they are not immediately available;

- you cannot deliver your old notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date; or

- you cannot comply with the applicable procedures under DTC's automated tender offer program prior to the expiration date.

Consequences of Failure to Exchange Your Old Notes

If you do not exchange your old notes in the exchange offer, you will no longer be entitled to registration rights. You will not be able to offer or sell the old notes unless they are later registered, sold pursuant to an exemption from registration or sold in a transaction not subject to the Securities Act of 1933 or state securities laws. Except as specified in the registration rights agreements, we are not obligated to, nor do we currently anticipate that we will register the old notes under the Securities Act of 1933. Please read "The Exchange Offer--Consequences of Failure to Exchange" beginning on page 40.

Certain U.S. Federal Income Tax

Considerations

The exchange of old notes for new notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read "Certain U.S. Federal Income Tax Considerations" beginning on page 58.

Use of Proceeds

We will not receive any cash proceeds from the issuance of new notes in the exchange offer.

                               THE EXCHANGE AGENT

         We have appointed JPMorgan Chase Bank as exchange agent for the exchange offer. Please direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent. If you are not tendering under DTC's automated tender offer program, you should send the letter of transmittal and any other required documents to the exchange agent as follows:

                               JPMORGAN CHASE BANK

                          By Hand Or Overnight Courier:

                               JPMorgan Chase Bank
                          2001 Bryan Street, 9th Floor
                        Registered Bond Processing Dept.
                               Dallas, Texas 75201

               By Mail (Registered Or Certified Mail Recommended):

                               JPMorgan Chase Bank
                                  P.O. Box 2320
                     Attn: Registered Bond Processing Dept.
                            Dallas, Texas 75221-2320

             By Facsimile Transmission (Eligible Institutions Only):
                                 (214) 468-6494
                             Attention: Frank Ivins

                              Confirm By Telephone:
                                 (800) 275-2048

                      SUMMARY OF THE TERMS OF THE NEW NOTES

         Each series of the new notes will be freely tradable and otherwise substantially identical to the old notes of that series. The new notes will not have registration rights or provisions for additional interest. Each series of the new notes will evidence the same debt as the old notes of that series, and both new notes and old notes are governed by the same indenture. Each series of new notes will vote together with the old notes of that series not exchanged on all matters on which holders of each series of old notes and new notes are entitled to vote.

Notes Offered

$200,000,000 aggregate principal amount of 5.875% Senior Notes due 2008, Series
B;

$200,000,000 aggregate principal amount of 6.850% Senior Notes due 2015, Series B; and

$200,000,000 aggregate principal amount of 7.25% Senior Notes due 2010, Series
B.

Maturity Dates

June 1, 2008 for the 2008 new notes;

June 1, 2015 for the 2015 new notes; and

September 1, 2010 for the 2010 new notes.

Interest Payment Dates

June 1 and December 1, with the initial interest payment date following the consummation of the exchange offer being , 200 for the 2008 new notes and the 2015 new notes, and March 1 and September 1, with the initial interest payment date following the consummation of the exchange offer being , 200 for the 2010 new notes.

Ranking

The new notes will be unsecured and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness. The new notes will not have the benefit of collateral granted to all our existing secured debt and are effectively subordinated to existing and future indebtedness and other liabilities of our subsidiaries. As discussed in "Description of the Notes" beginning on page 41, we, on an unconsolidated basis, had $2.7 billion aggregate principal amount of secured debt outstanding at October 31, 2003, including $1.8 billion secured by the stock of Texas Genco and $924 million secured by mortgage bonds of CenterPoint Houston.

Optional Redemption

We may redeem all or a part of the new notes at any time and from time to time as specified in this prospectus under "Description of the Notes--Optional Redemption" beginning on page 42.

Significant Covenants

We will issue the new notes under an indenture containing certain restrictive covenants for your benefit. These covenants, which are described under "Description of the Notes" beginning on page 41, restrict our ability, with certain exceptions, to:

-    incur certain debt secured by liens; and

-    merge, consolidate or transfer substantially all of our assets.

Lack of Public Markets for the New Notes

There is no existing market for the new notes. We cannot provide any assurance about:

-    the liquidity of any markets that may develop for the new notes;

-    your ability to sell the new notes; and

-    the prices at which you will be able to sell the new notes.

Future trading prices of the new notes will depend on many factors, including:

-    prevailing interest rates;

-    our operating results;

-    the ratings of the new notes; and

-    the market for similar securities.

We do not intend to apply for listing of the new notes on any securities exchange or for quotation of the new notes in any automated dealer quotation system.

Risk Factors

You should consider carefully all of the information set forth in this prospectus and, in particular, you should evaluate the specific factors set forth under "Risk Factors" beginning on page 18 before deciding whether to invest in the new notes.

Governing Law

The indenture and the new notes are governed by, and construed in accordance with, the laws of the State of New York.

Further Issues

The 2008 new notes are initially limited to $200,000,000 in aggregate principal amount. The 2015 new notes are initially limited to $200,000,000 in aggregate principal amount. The 2010 new notes are initially limited to $200,000,000 in aggregate principal amount. However, we may issue additional notes of each series from time to time, without the consent of the holders.

                       SUMMARY CONSOLIDATED FINANCIAL DATA

         The following table sets forth our summary consolidated financial data for the years ended December 31, 1998, 1999, 2000, 2001 and 2002 and for the six-month periods ended June 30, 2002 and 2003. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations and Selected Financial Data," the consolidated financial statements and the related notes and the report of our independent auditors included in Exhibits 99.1 and 99.2 of our November 7, 2003 Form 8-K and "Management's Discussion and Analysis of Financial Condition and Results of Operations of CenterPoint Energy and Subsidiaries" and the consolidated financial statements in our Second Quarter 2003 Form 10-Q.

         The selected financial data presented below reflect certain reclassifications necessary to present Reliant Resources as discontinued operations as a result of the distribution of all of the shares of Reliant Resources common stock owned by CenterPoint Energy to its common shareholders on a pro rata basis, certain reclassifications necessary to present our Latin America operations which remained at December 31, 2002 as discontinued operations as a result of the sale of these operations subsequent to December 31, 2002 and certain reclassifications necessary to present CenterPoint Energy Management Services, Inc. as discontinued operations as a result of the decision to sell these operations in June 2003. Additionally, the selected financial data below also reflect certain reclassifications necessary to present the extraordinary loss on extinguishment of debt recorded in the fourth quarter of 2002 as interest expense in accordance with Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." The selected financial data also gives effect to the Restructuring.

CONSOLIDATED INCOME STATEMENT DATA

                                                                           YEAR ENDED DECEMBER 31,
                                                        ------------------------------------------------------------
                                                         1998(1)     1999(2)      2000(3)      2001(4)       2002
                                                         -------     -------      -------      -------       ----
                                                                   (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenues .............................................  $   7,537   $   7,511   $   10,283   $   10,559   $   7,898
Income (loss) from continuing operations before
  extraordinary item and cumulative effect of
  accounting change ..................................       (170)      1,631          245          499         369
Discontinued Operations:
   Income from Reliant Resources, net of tax .........         23          23          225          475          82
   Income (loss) from Other Operations, net of tax ...          6          11          (23)         (53)         --
   Loss on disposal of Reliant Resources .............         --          --           --           --      (4,371)
   Loss on disposal of Other Operations, net of tax...         --          --           --           --          --
Extraordinary item, net of tax .......................         --        (183)          --           --          --
Cumulative effect of accounting change, net of tax ...         --          --           --           59          --
                                                        ---------   ---------   ----------   ----------   ---------
Net income (loss) attributable to common
  shareholders .......................................  $    (141)  $   1,482   $      447   $      980   $  (3,920)
                                                        =========   =========   ==========   ==========   =========
Basic earnings (loss) per common share:
   Income (loss) from continuing operations before
   extraordinary item and cumulative effect of
   accounting change .................................  $   (0.60)  $    5.72   $     0.86   $     1.72   $    1.24
Discontinued Operations:
   Income from Reliant Resources, net of tax .........       0.08        0.08         0.79         1.64        0.27
   Income (loss) from Other Operations, net of tax ...       0.02        0.04        (0.08)       (0.18)         --
   Loss on disposal of Reliant Resources .............         --          --           --           --      (14.67)
   Loss on disposal of Other Operations, net of tax...         --          --           --           --          --
Extraordinary item, net of tax .......................         --       (0.64)          --           --          --
Cumulative effect of accounting change, net of tax ...         --          --           --         0.20          --
                                                        ---------   ---------   ----------   ----------   ---------
Basic earnings (loss) per common share ...............  $   (0.50)  $    5.20   $     1.57   $     3.38   $  (13.16)
                                                        =========   =========   ==========   ==========   =========
Diluted earnings (loss) per common share:
   Income (loss) from continuing operations before
   extraordinary item and cumulative effect of
   accounting change .................................  $   (0.60)  $    5.70   $     0.85   $     1.71   $    1.23
Discontinued Operations:
   Income from Reliant Resources, net of tax .........       0.08        0.08         0.79         1.62        0.27
   Income (loss) from Other Operations, net of tax ...       0.02        0.04        (0.08)       (0.18)         --
   Loss on disposal of Reliant Resources .............         --          --           --           --      (14.58)
   Loss on disposal of Other Operations, net of tax...         --          --           --           --          --
Extraordinary item, net of tax .......................         --       (0.64)          --           --          --
Cumulative effect of accounting change, net of tax ...         --          --           --         0.20          --
                                                        ---------   ---------   ----------   ----------   ---------
Diluted earnings (loss) per common share .............  $   (0.50)  $    5.18   $     1.56   $     3.35   $  (13.08)
                                                        =========   =========   ==========   ==========   =========
Cash dividends paid per common share .................  $    1.50   $    1.50   $     1.50   $     1.50   $    1.07
Dividend payout ratio from continuing operations .....         --          26%         176%          88%         87%
Return from continuing operations on average
   common equity .....................................       (3.7)%      30.1%         4.6%         9.1%        9.0%

                                                         SIX MONTHS ENDED
                                                             JUNE 30,
                                                       ---------------------
                                                          2002       2003
                                                          ----       ----

Revenues ............................................  $   3,876   $   4,991
Income (loss) from continuing operations before
  extraordinary item and cumulative effect of
  accounting change .................................        231         165
Discontinued Operations:
   Income from Reliant Resources, net of tax ........         34          --
   Income (loss) from Other Operations, net of tax ..          2          (1)
   Loss on disposal of Reliant Resources ............         --          --
   Loss on disposal of Other Operations, net of tax           --         (12)
Extraordinary item, net of tax ......................         --          --
Cumulative effect of accounting change, net of tax ..         --          80
                                                       ---------   ---------
Net income (loss) attributable to common
  shareholders ......................................  $     267   $     232
                                                       =========   =========
Basic earnings (loss) per common share:
   Income (loss) from continuing operations before
   extraordinary item and cumulative effect of
   accounting change ................................  $    0.78   $    0.54
Discontinued Operations:
   Income from Reliant Resources, net of tax ........       0.11          --
   Income (loss) from Other Operations, net of tax ..       0.01          --
   Loss on disposal of Reliant Resources ............         --          --
   Loss on disposal of Other Operations, net of tax..         --       (0.04)
Extraordinary item, net of tax ......................         --          --
Cumulative effect of accounting change, net of tax ..         --        0.27
                                                       ---------   ---------
Basic earnings (loss) per common share ..............  $    0.90   $    0.77
                                                       =========   =========
Diluted earnings (loss) per common share:
   Income (loss) from continuing operations before
   extraordinary item and cumulative effect of
   accounting change ................................  $    0.78   $    0.54
Discontinued Operations:
   Income from Reliant Resources, net of tax ........       0.11          --
   Income (loss) from Other Operations, net of tax ..       0.01          --
   Loss on disposal of Reliant Resources ............         --          --
   Loss on disposal of Other Operations, net of tax           --       (0.04)
Extraordinary item, net of tax ......................         --          --
Cumulative effect of accounting change, net of tax ..         --        0.26
                                                       ---------   ---------
Diluted earnings (loss) per common share ............  $    0.90   $    0.76
                                                       =========   =========
Cash dividends paid per common share ................  $    0.75   $    0.20
Dividend payout ratio from continuing operations ....         96%         37%
Return from continuing operations on average
   common equity ....................................        3.4%       17.0%


  (1) 1998 net income includes a non-cash, unrealized loss on our indexed debt securities of $764 million (after-tax), or $2.69 loss per basic and diluted share. For additional information on the indexed debt securities, please read Note 7 to our consolidated financial statements in Exhibit
      99.2 to our November 7, 2003 Form 8-K.

  (2) 1999 net income includes an aggregate non-cash, unrealized gain on our indexed debt securities and our Time Warner, Inc. (now AOL Time Warner Inc.) investment, of $1.2 billion (after-tax), or $4.09 earnings per basic share and $4.08 earnings per diluted share. For additional information on the indexed debt securities and AOL Time Warner investment, please read
      Note 7 to our consolidated financial statements in Exhibit 99.2 to our November 7, 2003 Form 8-K. The extraordinary item in 1999 is a loss related to an accounting impairment of certain generation related regulatory assets of our Electric Generation business segment. For additional information regarding the impairment, please read Note 4 to our consolidated financial statements in Exhibit 99.2 to our November 7, 2003 Form 8-K.

  (3) 2000 net income includes an aggregate non-cash loss on our indexed debt securities and our AOL Time Warner investment of $67 million (after-tax), or a $0.24 loss per basic share and a $0.23 loss per diluted share. 2000 net income also includes a

      $200 million (after-tax) charge (net of a tax benefit of $108 million), or a $0.69 loss per basic share and $0.68 loss per diluted share, to reflect the loss on disposal of our Latin America equity investments. For additional information on the indexed debt securities and AOL Time Warner investment, please read Note 7 to our consolidated financial statements in
      Exhibit 99.2 to our November 7, 2003 Form 8-K. For additional information regarding our investments in Latin America, please read Note 2 to our consolidated financial statements in Exhibit 99.2 to our November 7, 2003 Form 8-K.

  (4) 2001 net income includes the cumulative effect of an accounting change resulting from the adoption of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ($59 million after-tax gain, or $0.20 earnings per basic and diluted share). For additional information related to the cumulative effect of accounting change, please read Note 5 to our consolidated financial statements in Exhibit 99.2 to our November 7, 2003 Form 8-K.

SEGMENT DATA

                                                                                         SIX MONTHS
                                                                                           ENDED
                                                YEAR ENDED DECEMBER 31,                   JUNE 30,
                                         ------------------------------------      ----------------------
                                           2000          2001          2002          2002          2003
                                           ----          ----          ----          ----          ----
                                                                      (IN MILLIONS)
ELECTRIC TRANSMISSION & DISTRIBUTION
Revenues ...........................     $  2,160      $  2,100      $  2,222      $  1,096      $    929
Operating Income ...................          934           863         1,097           528           440
ELECTRIC GENERATION
Revenues ...........................     $  3,334      $  3,411      $  1,493      $    739      $    937
Operating Income (Loss) ............          330           265          (133)          (81)           33
NATURAL GAS DISTRIBUTION
Revenues ...........................     $  4,504      $  4,742      $  3,960      $  1,977      $  3,015
Operating Income ...................          118           130           198           118           151
PIPELINES AND GATHERING
Revenues ...........................     $    384      $    415      $    374      $    194      $    231
Operating Income ...................          137           137           153            76            85
OTHER OPERATIONS
Revenues ...........................     $      6      $      4      $      8      $     14      $     18
Operating Income (Loss) ............          (72)          (46)           19            --            (2)
ELIMINATIONS/OTHER
Revenues ...........................     $   (105)     $   (113)     $   (159)     $   (144)     $   (139)
Operating Income (Loss) ............          (33)          (25)           (1)           --            --
CONSOLIDATED
Revenues ...........................     $ 10,283      $ 10,559      $  7,898      $  3,876      $  4,991
Operating Income ...................        1,414         1,324         1,333           641           707

BALANCE SHEET AND OTHER FINANCIAL DATA

                                                                            AS OF DECEMBER 31,
                                                       -----------------------------------------------------------       AS OF
                                                        1998          1999         2000         2001         2002    JUNE 30, 2003
                                                       -------      -------      -------      -------      -------   -------------
                                                                         (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Book value per common share ......................     $ 15.16      $ 18.70      $ 19.10      $ 22.77      $  4.74      $  4.76
Market price per common share ....................       32.06        22.88        43.31        26.52         8.01         8.15
Assets of discontinued operations ................       1,819        6,095       14,323       12,392           63           28
Total assets .....................................      19,959       28,658       35,225       31,266       19,634       19,889
Short-term borrowings ............................       1,813        3,015        4,886        3,529          347           --
Long-term debt obligations, including current
  maturities .....................................       7,195        8,883        5,756        5,552       10,005       10,381
Trust preferred securities .......................         342          705          705          706          706          706
Cumulative preferred stock .......................          10           10           10           --           --           --
Capitalization:
  Common stock equity ............................          36%          36%          46%          52%          12%          11%
  Trust preferred securities .....................           3%           5%           6%           5%           6%           6%
  Long-term debt, including current maturities ...          61%          59%          48%          43%          82%          83%
Capital expenditures, excluding discontinued
  operations .....................................     $   673      $   865      $   905      $ 1,211      $   846      $   297

                       RATIOS OF EARNINGS TO FIXED CHARGES

         The following table sets forth ratios of earnings to fixed charges for each of the periods indicated, calculated pursuant to SEC rules. Earnings from continuing operations in 2002 and the six months ended June 30, 2002 and 2003 include $697 million, $311 million and $233 million, respectively, of non-cash ECOM true-up.

                                                                                                                SIX MONTHS
                                                                                                                  ENDED
                                                             YEAR ENDED DECEMBER 31,                             JUNE 30,
                                              -----------------------------------------------------         ------------------
                                              1998         1999        2000        2001        2002         2002          2003
                                              ----         ----        ----        ----        ----         ----          ----
Ratio of earnings from continuing
     operations to fixed charges...           (1)          5.38        1.80        2.18        1.70         2.13          1.52

(1) In 1998, earnings were inadequate to cover fixed charges by approximately $232 million. This deficiency results from the $1.2 billion non-cash, unrealized loss recorded for our 7% Automatic Common Exchange Securities. Excluding the effect of the non-cash, unrealized loss, the ratio of earnings from continuing operations to fixed charges would have been 3.29.

                                  RISK FACTORS

         There are many risks that may affect your investment in the new notes. Some of these risks, but not all of them, are listed below. You should carefully consider these risks as well as the other information included or incorporated by reference in this prospectus before exchanging your old notes.

                   RISK FACTORS RELATING TO THE EXCHANGE OFFER

     IF YOU FAIL TO EXCHANGE YOUR OLD NOTES, THE EXISTING TRANSFER RESTRICTIONS WILL REMAIN IN EFFECT AND THE MARKET VALUE OF YOUR OLD NOTES MAY BE ADVERSELY AFFECTED BECAUSE THEY MAY BE MORE DIFFICULT TO SELL.

         If you do not exchange your old notes for new notes under the exchange offer, then you will continue to be subject to the existing transfer restrictions on the old notes. In general, the old notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act of 1933 and applicable state securities laws. Except in connection with this exchange offer or as required by the registration rights agreements, we do not intend to register resales of the old notes under the Securities Act of 1933.

         Tenders of old notes under the exchange offer will reduce the aggregate principal amount of the unregistered notes outstanding. This may have an adverse effect upon, and increase the volatility of, the market price of any old notes that you continue to hold following completion of the exchange offer due to a reduction in liquidity.

              PRINCIPAL RISK FACTORS ASSOCIATED WITH OUR BUSINESSES

         We are a holding company that conducts all of our business operations through subsidiaries, primarily CenterPoint Houston, CERC and Texas Genco. The following summarizes the principal risk factors associated with the businesses conducted by each of these subsidiaries:

RISK FACTORS AFFECTING OUR ELECTRIC TRANSMISSION & DISTRIBUTION BUSINESS

     CENTERPOINT HOUSTON MAY NOT BE SUCCESSFUL IN RECOVERING THE FULL VALUE OF ITS STRANDED COSTS AND REGULATORY ASSETS RELATED TO GENERATION.

         CenterPoint Houston is entitled to recover its stranded costs (the excess of regulatory net book value of generation assets, as defined by the Texas electric restructuring law, over the market value of those assets) and its regulatory assets related to generation. CenterPoint Houston expects to make a filing on March 31, 2004 in a true-up proceeding provided for by the Texas electric restructuring law. The purpose of this proceeding will be to quantify and reconcile:

         -     the amount of stranded costs,

         - regulatory assets that were not previously recovered through the issuance of transition bonds by a subsidiary,

         - differences in the prices achieved in the state mandated auctions of Texas Genco's generation capacity and Texas Utility Commission estimates,

         -     fuel over- or under-recovery, and

         -     the "price to beat" clawback.

         CenterPoint Houston will be required to establish and support the amounts of these costs in order to recover them. CenterPoint Houston expects these costs to be substantial. We cannot assure you that CenterPoint Houston will be able to successfully establish and support its estimates of the value of these costs. CenterPoint Houston's $1.3 billion collateralized term loan that matures in November 2005 is expected to be repaid or refinanced with the proceeds from the issuance of transition bonds to recover its stranded costs and the balance of its regulatory assets. If CenterPoint Houston does not receive the proceeds on or before the maturity date, its ability to repay or refinance this term loan will be adversely affected.

         The Texas Utility Commission's ruling that the true-up proceeding filing will be made on March 31, 2004 means that the calculation of the market value of a share of Texas Genco common stock for purposes of the Texas Utility Commission's stranded cost determination might be more or less than the per share purchase price calculated under the option held by Reliant Resources to purchase our 81% ownership interest in Texas Genco. The purchase price under the option will be based on market prices during the 120 trading days ending on January 9, 2004, but under the filing schedule prescribed by the Texas Utility Commission, the value of that ownership interest for the stranded cost determination will be based on market prices during the 120 trading days ending on March 30, 2004. If Reliant Resources exercises its option at a lower price than the market value used by the Texas Utility Commission, CenterPoint Houston would be unable to recover the difference.

     CENTERPOINT HOUSTON'S RECEIVABLES ARE CONCENTRATED IN A SMALL NUMBER OF RETAIL ELECTRIC PROVIDERS.

         CenterPoint Houston's receivables from the distribution of electricity are collected from retail electric providers that supply the electricity CenterPoint Houston distributes to their customers. Currently, CenterPoint Houston does business with approximately 31 retail electric providers. Adverse economic conditions, structural problems in the new ERCOT market or financial difficulties of one or more retail electric providers could impair the ability of these retail providers to pay for CenterPoint Houston's services or could cause them to delay such payments. CenterPoint Houston depends on these retail electric providers to remit payments timely to it. Any delay or default in payment could adversely affect CenterPoint Houston's cash flows, financial condition and results of operations. Approximately 78% of CenterPoint Houston's $119 million in receivables from retail electric providers at June 30, 2003 was owed by subsidiaries of Reliant Resources. CenterPoint Houston's financial condition may be adversely affected if Reliant Resources is unable to meet these obligations. Reliant Resources, through its subsidiaries, is CenterPoint Houston's largest customer. Pursuant to the Texas electric restructuring law, Reliant Resources may be obligated to make a large "price to beat" clawback payment to CenterPoint Houston in 2004. CenterPoint Houston expects the clawback, if any, to be applied against any stranded cost recovery to which CenterPoint Houston is entitled or, if no stranded costs are recoverable, to be refunded to retail electric providers.

     RATE REGULATION OF CENTERPOINT HOUSTON'S BUSINESS MAY DELAY OR DENY CENTERPOINT HOUSTON'S FULL RECOVERY OF ITS COSTS.

         CenterPoint Houston's rates are regulated by certain municipalities and the Texas Utility Commission based on an analysis of its invested capital and its expenses incurred in a test year. Thus, the rates CenterPoint Houston is allowed to charge may not match its expenses at any given time. While rate regulation in Texas is premised on providing a reasonable opportunity to recover reasonable and necessary operating expenses and to earn a reasonable return on its invested capital, there can be no assurance that the Texas Utility Commission will judge all of CenterPoint Houston's costs to be reasonable or necessary or that the regulatory process in which rates are determined will always result in rates that will produce full recovery of CenterPoint Houston's costs.

     DISRUPTIONS AT POWER GENERATION FACILITIES OWNED BY THIRD PARTIES COULD INTERRUPT CENTERPOINT HOUSTON'S SALES OF TRANSMISSION AND DISTRIBUTION SERVICES.

         CenterPoint Houston depends on power generation facilities owned by third parties to provide retail electric providers with electric power which it transmits and distributes. CenterPoint Houston does not own or operate any power generation facilities. If power generation is disrupted or if power generation capacity is inadequate, CenterPoint Houston's services may be interrupted, and its results of operations, financial condition and cash flows may be adversely affected.

     CENTERPOINT HOUSTON'S REVENUES AND RESULTS OF OPERATIONS ARE SEASONAL.

         A portion of CenterPoint Houston's revenues is derived from rates that it collects from each retail electric provider based on the amount of electricity it distributes on behalf of each retail electric provider. Thus, CenterPoint Houston's revenues and results of operations are subject to seasonality, weather conditions and other changes in electricity usage, with revenues being higher during the warmer months.

RISK FACTORS AFFECTING OUR ELECTRIC GENERATION BUSINESS

     TEXAS GENCO'S REVENUES AND RESULTS OF OPERATIONS ARE IMPACTED BY MARKET RISKS THAT ARE BEYOND ITS CONTROL.

         Texas Genco sells electric generation capacity, energy and ancillary services in the ERCOT market. The ERCOT market consists of the majority of the population centers in the State of Texas and represents approximately 85% of the demand for power in the state. Under the Texas electric restructuring law, Texas Genco and other power generators in Texas are not subject to traditional cost-based regulation and, therefore, may sell electric generation capacity, energy and ancillary services to wholesale purchasers at prices determined by the market. As a result, Texas Genco is not guaranteed any rate of return on its capital investments through mandated rates, and its revenues and results of operations depend, in large part, upon prevailing market prices for electricity in the ERCOT market. Market prices for electricity, generation capacity, energy and ancillary services may fluctuate substantially. Texas Genco's gross margins are primarily derived from the sale of capacity entitlements associated with its large, solid fuel base-load generating units, including its coal and lignite fueled generating stations and the South Texas Project. The gross margins generated from payments associated with the capacity of these units are directly impacted by natural gas prices. Since the fuel costs for Texas Genco's base-load units are largely fixed under long-term contracts, they are generally not subject to significant daily and monthly fluctuations. However, the market price for power in the ERCOT market is directly affected by the price of natural gas. Because natural gas is the marginal fuel for facilities serving the ERCOT market during most hours, its price has a significant influence on the price of electric power. As a result, the price customers are willing to pay for entitlements to Texas Genco's solid fuel-fired base-load capacity generally rises and falls with natural gas prices.

         Market prices in the ERCOT market may also fluctuate substantially due to other factors. Such fluctuations may occur over relatively short periods of time. Volatility in market prices may result from:

         -     oversupply or undersupply of generation capacity,

         - power transmission or fuel transportation constraints or inefficiencies,

         -     weather conditions,

         -     seasonality,

         - availability and market prices for natural gas, crude oil and refined products, coal, enriched uranium and uranium fuels,

         -     changes in electricity usage,

         - additional supplies of electricity from existing competitors or new market entrants as a result of the development of new generation facilities or additional transmission capacity,

         -     illiquidity in the ERCOT market,

         -     availability of competitively priced alternative energy sources,

         - natural disasters, wars, embargoes, terrorist attacks and other catastrophic events, and

         - federal and state energy and environmental regulation and legislation.

     THERE IS CURRENTLY A SURPLUS OF GENERATING CAPACITY IN THE ERCOT MARKET AND WE EXPECT THE MARKET FOR WHOLESALE POWER TO BE HIGHLY COMPETITIVE.

         The amount by which power generating capacity exceeded peak demand (reserve margin) in the ERCOT market has exceeded 20% since 2001, and the Texas Utility Commission and the ERCOT Independent System Operator (ISO) have forecasted the reserve margin for 2003 to continue to exceed 20%. The commencement of commercial operation of new facilities in the ERCOT market will increase the competitiveness of the wholesale power market, which could have a material adverse effect on Texas Genco's results of operations, financial condition, cash flows and the market value of Texas Genco's assets.

         Texas Genco's competitors include generation companies affiliated with Texas-based utilities, independent power producers, municipal and co-operative generators and wholesale power marketers. The unbundling of vertically integrated utilities into separate generation, transmission and distribution, and retail businesses pursuant to the Texas electric restructuring law could result in a significant number of additional competitors participating in the ERCOT market. Some of Texas Genco's competitors may have greater financial resources, lower cost structures, more effective risk management policies and procedures, greater ability to incur losses, greater potential for profitability from ancillary services, and greater flexibility in the timing of their sale of generating capacity and ancillary services than Texas Genco does.

     TEXAS GENCO IS SUBJECT TO OPERATIONAL AND MARKET RISKS ASSOCIATED WITH ITS CAPACITY AUCTIONS.

         Texas Genco is obligated to sell substantially all of its available capacity and related ancillary services through 2003 pursuant to capacity auctions. In these auctions, Texas Genco sells firm entitlements on a forward basis to capacity and ancillary services dispatched within specified operational constraints. Although Texas Genco has reserved a portion of its aggregate net generation capacity from its capacity auctions for planned or forced outages at its facilities, unanticipated plant outages or other problems with its generation facilities could result in its firm capacity and ancillary services commitments exceeding its available generation capacity. As a result, Texas Genco could be required to obtain replacement power from third parties in the open market to satisfy its firm commitments that could result in significant additional costs. In addition, an unexpected outage at one of Texas Genco's lower cost facilities could require it to run one of its higher cost plants in order to satisfy its obligations even though the energy payments for the dispatched power are based on the cost at the lower-cost facility.

         The mechanics, regulations and agreements governing Texas Genco's capacity auctions are complex. The state mandated auctions require, among other things, Texas Genco's capacity entitlements to be sold in pre-determined amounts. The characteristics of the capacity entitlements Texas Genco sells in state mandated auctions are defined by rules adopted by the Texas Utility Commission and, therefore, cannot be changed to respond to market demands or operational requirements without approval by the Texas Utility Commission.

     THE OPERATION OF TEXAS GENCO'S POWER GENERATION FACILITIES INVOLVES RISKS THAT COULD ADVERSELY AFFECT ITS REVENUES, COSTS, RESULTS OF OPERATIONS, FINANCIAL CONDITION AND CASH FLOWS.

         Texas Genco is subject to various risks associated with operating its power generation facilities, any of which could adversely affect its revenues, costs, results of operations, financial condition and cash flows. These risks include:

         - operating performance below expected levels of output or efficiency,

         -     breakdown or failure of equipment or processes,

         -     disruptions in the transmission of electricity,

         -     shortages of equipment, material or labor,

         -     labor disputes,

         -     fuel supply interruptions,

         - limitations that may be imposed by regulatory requirements, including, among others, environmental standards,

         -     limitations imposed by the ERCOT ISO,

         -     violations of permit limitations,

         -     operator error, and

         - catastrophic events such as fires, hurricanes, explosions, floods, terrorist attacks or other similar occurrences.

         A significant portion of Texas Genco's facilities were constructed many years ago. Older generation equipment, even if maintained in accordance with good engineering practices, may require significant capital expenditures to keep it operating at high efficiency and to meet regulatory requirements. This equipment is also likely to require periodic upgrading and improvement. Any unexpected failure to produce power, including failure caused by breakdown or forced outage, could result in increased costs of operations and reduced earnings.

     TEXAS GENCO RELIES ON POWER TRANSMISSION FACILITIES THAT IT DOES NOT OWN OR CONTROL AND THAT ARE SUBJECT TO TRANSMISSION CONSTRAINTS WITHIN THE ERCOT MARKET. IF THESE FACILITIES FAIL TO PROVIDE TEXAS GENCO WITH ADEQUATE TRANSMISSION CAPACITY, IT MAY NOT BE ABLE TO DELIVER WHOLESALE ELECTRIC POWER TO ITS CUSTOMERS AND IT MAY INCUR ADDITIONAL COSTS.

         Texas Genco depends on transmission and distribution facilities owned and operated by CenterPoint Houston and by others to deliver the wholesale electric power it sells from its power generation facilities to its customers, who in turn deliver power to the end users. If transmission is disrupted, or if transmission capacity infrastructure is inadequate, Texas Genco's ability to sell and deliver wholesale electric energy may be adversely impacted.

         The single control area of the ERCOT market is currently organized into four congestion zones. Transmission congestion between the zones could impair Texas Genco's ability to schedule power for transmission across zonal boundaries, which are defined by the ERCOT ISO, thereby inhibiting Texas Genco's efforts to match its facility scheduled outputs with its customer scheduled requirements. In addition, power generators participating in the ERCOT market could be liable for congestion costs associated with transferring power between zones.

     TEXAS GENCO'S RESULTS OF OPERATIONS, FINANCIAL CONDITION AND CASH FLOWS COULD BE ADVERSELY IMPACTED BY A DISRUPTION OF ITS FUEL SUPPLIES.

         Texas Genco relies primarily on natural gas, coal, lignite and uranium to fuel its generation facilities. Texas Genco purchases its fuel from a number of different suppliers under long-term contracts and on the spot market. Under Texas Genco's capacity auctions, it sells firm entitlements to capacity and ancillary services. Therefore, any disruption in the delivery of fuel could prevent Texas Genco from operating its facilities, or force Texas Genco to enter into alternative arrangements at higher than prevailing market prices, to meet its auction commitments, which could adversely affect its results of operations, financial condition and cash flows.

     TO DATE, TEXAS GENCO HAS SOLD A SUBSTANTIAL PORTION OF ITS AUCTIONED CAPACITY ENTITLEMENTS TO SUBSIDIARIES OF RELIANT RESOURCES. ACCORDINGLY, TEXAS GENCO'S RESULTS OF OPERATIONS, FINANCIAL CONDITION AND CASH FLOWS COULD BE ADVERSELY AFFECTED IF RELIANT RESOURCES DECLINED TO PARTICIPATE IN TEXAS GENCO'S FUTURE AUCTIONS OR FAILED TO MAKE PAYMENTS WHEN DUE UNDER RELIANT RESOURCES' PURCHASED ENTITLEMENTS.

         Subsidiaries of Reliant Resources purchased entitlements to 63% of Texas Genco's available 2002 capacity and through July 2003 had purchased 71% of Texas Genco's available 2003 capacity. Reliant Resources made these purchases either through the exercise of its contractual rights to purchase 50% of the entitlements Texas Genco auctions in its contractually mandated auctions or through the submission of bids. In the event Reliant Resources declined to participate in Texas Genco's future auctions or failed to make payments when due, Texas Genco's results of operations, financial condition and cash flows could be adversely affected. As of June 30, 2003, Reliant Resources' securities ratings are below investment grade. Texas Genco has been granted a security interest in accounts receivable and/or securitization notes associated with the accounts receivable of certain subsidiaries of Reliant Resources to secure up to $250 million in purchase obligations.

     TEXAS GENCO MAY INCUR SUBSTANTIAL COSTS AND LIABILITIES AS A RESULT OF ITS OWNERSHIP OF NUCLEAR FACILITIES.

         Texas Genco owns a 30.8% interest in the South Texas Project, a nuclear powered generation facility. As a result, Texas Genco is subject to risks associated with the ownership and operation of nuclear facilities. These risks include:

         - the potential harmful effects on the environment and human health resulting from the operation of nuclear facilities and the storage, handling and disposal of radioactive materials,

         - limitations on the amounts and types of insurance commercially available to cover losses that might arise in connection with nuclear operations, and

         - uncertainties with respect to the technological and financial aspects of decommissioning nuclear plants at the end of their licensed lives.

         The NRC has broad authority under federal law to impose licensing and safety-related requirements for the operation of nuclear generation facilities. In the event of non-compliance, the NRC has the authority to impose fines, shut down a unit, or both, depending upon its assessment of the severity of the situation, until compliance is achieved. Revised safety requirements promulgated by the NRC could necessitate substantial capital expenditures at nuclear plants. In addition, although we have no reason to anticipate a serious nuclear incident at the South Texas Project, if an incident did occur, it could have a material adverse effect on Texas Genco's results of operations, financial condition and cash flows.

     TEXAS GENCO'S OPERATIONS ARE SUBJECT TO EXTENSIVE REGULATION, INCLUDING ENVIRONMENTAL REGULATION. IF TEXAS GENCO FAILS TO COMPLY WITH APPLICABLE REGULATIONS OR OBTAIN OR MAINTAIN ANY NECESSARY GOVERNMENTAL PERMIT OR APPROVAL, IT MAY BE SUBJECT TO CIVIL, ADMINISTRATIVE AND/OR CRIMINAL PENALTIES THAT COULD ADVERSELY IMPACT ITS RESULTS OF OPERATIONS, FINANCIAL CONDITION AND CASH FLOWS.

         Texas Genco's operations are subject to complex and stringent energy, environmental and other governmental laws and regulations. The acquisition, ownership and operation of power generation facilities require numerous permits, approvals and certificates from federal, state and local governmental agencies. These facilities are subject to regulation by the Texas Utility Commission regarding non-rate matters. Existing regulations may be revised or reinterpreted, new laws and regulations may be adopted or become applicable to Texas Genco or any of its generation facilities or future changes in laws and regulations may have a detrimental effect on its business.

         Operation of the South Texas Project is subject to regulation by the NRC. This regulation involves testing, evaluation and modification of all aspects of plant operation in light of NRC safety and environmental requirements. Continuous demonstrations to the NRC that plant operations meet applicable requirements are also required. The NRC has the ultimate authority to determine whether any nuclear powered generating unit may operate.

         Water for certain of Texas Genco's facilities is obtained from public water authorities. New or revised interpretations of existing agreements by those authorities or changes in price or availability of water may have a detrimental effect on Texas Genco's business.

         Texas Genco's business is subject to extensive environmental regulation by federal, state and local authorities. Texas Genco is required to comply with numerous environmental laws and regulations and to obtain numerous governmental permits in operating its facilities. Texas Genco may incur significant additional costs to comply with these requirements. If Texas Genco fails to comply with these requirements or with any other regulatory requirements that apply to its operations, it could be subject to administrative, civil and/or criminal liability and fines, and regulatory agencies could take other actions seeking to curtail its operations. These liabilities or actions could adversely impact its results of operations, financial condition and cash flows.

         Existing environmental regulations could be revised or reinterpreted, new laws and regulations could be adopted or become applicable to Texas Genco or its facilities, and future changes in environmental laws and regulations could occur, including potential regulatory and enforcement developments related to air emissions. If any of these events occurs, Texas Genco's business, results of operations, financial condition and cash flows could be adversely affected.

         Texas Genco may not be able to obtain or maintain from time to time all required environmental regulatory approvals. If there is a delay in obtaining any required environmental regulatory approvals or if Texas Genco fails to obtain and comply with them, it may not be able to operate its facilities or it may be required to incur additional costs. Texas Genco is generally responsible for all on-site liabilities associated with the environmental condition of its power generation facilities, regardless of when the liabilities arose and whether the liabilities are known or unknown. These liabilities may be substantial.

RISK FACTORS AFFECTING OUR NATURAL GAS DISTRIBUTION AND PIPELINES AND GATHERING BUSINESSES

     CERC'S BUSINESSES MUST COMPETE WITH ALTERNATIVE ENERGY SOURCES, AND ITS PIPELINES AND GATHERING BUSINESSES MUST COMPETE DIRECTLY WITH OTHERS IN THE TRANSPORTATION AND STORAGE OF NATURAL GAS.

         CERC competes primarily with alternate energy sources such as electricity and other fuel sources. In some areas, intrastate pipelines, other natural gas distributors and marketers also compete directly with CERC for natural gas sales to end-users. In addition, as a result of federal regulatory changes affecting interstate pipelines, natural gas marketers operating on these pipelines may be able to bypass CERC's facilities and market, sell and/or transport natural gas directly to commercial and industrial customers. Any reduction in the amount of natural gas marketed, sold or transported by CERC as a result of competition may have an adverse impact on CERC's results of operations, financial condition and cash flows.

         CERC's two interstate pipelines and its gathering systems compete with other interstate and intrastate pipelines and gathering systems in the transportation and storage of natural gas. The principal elements of competition are rates, terms of service, and flexibility and reliability of service. They also compete indirectly with other forms of energy, including electricity, coal and fuel oils. The primary competitive factor is price. The actions of CERC's competitors could lead to lower prices, which may have an adverse impact on CERC's results of operations, financial condition and cash flows.

     CERC'S NATURAL GAS DISTRIBUTION BUSINESS IS SUBJECT TO FLUCTUATIONS IN NATURAL GAS PRICING LEVELS.

         CERC is subject to risk associated with price movements of natural gas. Movements in natural gas prices might affect CERC's ability to collect balances due from its customers and could create the potential for uncollectible accounts expense to exceed the recoverable levels built into CERC's tariff rates. In addition, a sustained period of high natural gas prices could apply downward demand pressure on natural gas consumption in CERC's service territory. Additionally, increasing gas prices could create the need for CERC to provide collateral in order to purchase gas.

     CERC MAY INCUR CARRYING COSTS ASSOCIATED WITH PASSING THROUGH CHANGES IN THE COSTS OF NATURAL GAS.

         Generally, the regulations of the states in which CERC operates allow it to pass through changes in the costs of natural gas to its customers through purchased gas adjustment provisions in the applicable tariffs. There is, however, a timing difference between its purchases of natural gas and the ultimate recovery of these costs. Consequently, CERC may incur carrying costs as a result of this timing difference that are not recoverable from its customers. The failure to recover those additional carrying costs may have an adverse effect on CERC's results of operations, financial condition and cash flows.

     IF CERC FAILS TO EXTEND CONTRACTS WITH TWO OF ITS SIGNIFICANT INTERSTATE PIPELINES' CUSTOMERS, THERE COULD BE AN ADVERSE IMPACT ON ITS OPERATIONS.

         Contracts with two of our interstate pipelines' significant customers, CenterPoint Energy Arkla and Laclede Gas Company, are currently scheduled to expire in 2005 and 2007, respectively. To the extent the pipelines are unable to extend these contracts or the contracts are renegotiated at rates substantially different than the rates provided in the current contracts, there could be an adverse effect on CERC's results of operations, financial condition and cash flows.

     CERC'S INTERSTATE PIPELINES ARE SUBJECT TO FLUCTUATIONS IN THE SUPPLY OF
     GAS.

         CERC's interstate pipelines largely rely on gas sourced in the various supply basins located in the Midcontinent region of the United States. To the extent the availability of this supply is substantially reduced, it could have an adverse effect on CERC's results of operations, financial condition and cash flows.

     CERC'S REVENUES AND RESULTS OF OPERATIONS ARE SEASONAL.

         A portion of CERC's revenues are derived from natural gas sales and transportation. Thus, CERC's revenues and results of operations are subject to seasonality, weather conditions and other changes in natural gas usage, with revenues being higher during the winter months.

        RISK FACTORS ASSOCIATED WITH OUR CONSOLIDATED FINANCIAL CONDITION

     IF WE ARE UNABLE TO ARRANGE FUTURE FINANCINGS ON ACCEPTABLE TERMS, OUR ABILITY TO FUND FUTURE CAPITAL EXPENDITURES AND REFINANCE EXISTING INDEBTEDNESS COULD BE LIMITED.

         As of June 30, 2003, we had $11.1 billion of outstanding indebtedness and trust preferred securities, including approximately $157 million of debt that must be refinanced in 2003. In addition, the capital constraints and other factors currently impacting our businesses may require our future indebtedness to include terms that are more restrictive or burdensome than those of our current or historical indebtedness. These terms may negatively impact our ability to operate our business, adversely affect our financial condition and results of operations or severely restrict or prohibit distributions from our subsidiaries. The success of our future financing efforts may depend, at least in part, on:

         -     general economic and capital market conditions,

         - credit availability from financial institutions and other lenders,

         -     investor confidence in us and the market in which we operate,

         -     maintenance of acceptable credit ratings,

         - market expectations regarding our future earnings and probable cash flows,

         - market perceptions of our ability to access capital markets on reasonable terms,

         - our exposure to Reliant Resources in connection with its indemnification obligations arising in connection with its separation from us,

         -     provisions of relevant tax and securities laws, and

         - our ability to obtain approval of financing transactions under the 1935 Act.

         As of the date of this prospectus, our CenterPoint Houston subsidiary has $3.1 billion of general mortgage bonds outstanding. It may issue additional general mortgage bonds on the basis of retired bonds, 70% of property additions or cash deposited with the trustee. Although approximately $380 million (after taking into account CenterPoint Houston's issuance of $300 million aggregate principal amount of general mortgage bonds on September 9, 2003) of additional general mortgage bonds could be issued on the basis of retired bonds and property additions existing as of June 30, 2003, CenterPoint Houston has agreed under the $1.3 billion collateralized term loan maturing in 2005, as amended, to not issue, subject to certain exceptions, any incremental secured or unsecured debt in excess of $200 million. However, we would be required to use, subject to certain exceptions, the net cash proceeds of any such issuance to repay loans under our credit facility. In addition, CenterPoint Houston is contractually prohibited, subject to certain exceptions, from issuing additional first mortgage bonds.

         Our current credit ratings are discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations of CenterPoint Energy and Subsidiaries--Liquidity and Capital Resources--Future Sources and Uses of Cash Flows--Impact on Liquidity of a Downgrade in Credit Ratings" in
Item 2 of Part I of our Second Quarter 2003 Form 10-Q. On October 7, 2003, Moody's Investors Services, Inc. placed our senior unsecured credit rating on review for downgrade, reflecting concerns that may lead to a downgrade. We cannot assure you that these credit ratings will remain in effect for any given period of time or that one or more of these ratings will not be lowered or withdrawn entirely by a rating agency. We note that these credit ratings are not recommendations to buy, sell or hold our securities. Each rating should be evaluated independently of any other rating. Any future reduction or withdrawal of one or more of our credit ratings could have a material adverse impact on our ability to access capital on acceptable terms.

     AS A HOLDING COMPANY WITH NO OPERATIONS OF OUR OWN, WE WILL DEPEND ON DISTRIBUTIONS FROM OUR SUBSIDIARIES TO MEET OUR PAYMENT OBLIGATIONS, AND PROVISIONS OF APPLICABLE LAW OR CONTRACTUAL RESTRICTIONS COULD LIMIT THE AMOUNT OF THOSE DISTRIBUTIONS.

         We derive substantially all our operating income from, and hold substantially all our assets through, our subsidiaries. As a result, we will depend on distributions from our subsidiaries in order to meet our payment obligations. In general, these subsidiaries are separate and distinct legal entities and will have no obligation to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. In addition, provisions of applicable law, such as those limiting the legal sources of dividends and those under the 1935 Act, limit their ability to make payments or other distributions to us, and they could agree to contractual restrictions on their ability to make distributions.

         Our right to receive any assets of any subsidiary, and therefore the right of our creditors to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we were a creditor of any subsidiary, our rights as a creditor would be subordinated to any security interest in the assets of that subsidiary and any indebtedness of the subsidiary senior to that held by us.

     AN INCREASE IN SHORT-TERM INTEREST RATES COULD ADVERSELY AFFECT OUR CASH FLOWS.

         As of June 30, 2003, we had $3.7 billion of outstanding floating-rate debt owed to third parties. Because of capital constraints impacting our business at the time some of this floating-rate debt was entered into, the interest rates are substantially above our historical borrowing rates. In addition, any floating-rate debt issued by us in the future could be at interest rates substantially above our historical borrowing rates. While we may seek to use interest rate swaps in order to hedge portions of our floating-rate debt, we may not be successful in obtaining hedges on acceptable terms. Any increase in short-term interest rates would result in higher interest costs and could adversely affect our results of operations, financial condition and cash flows.

                                   OTHER RISKS

     WE AND CENTERPOINT HOUSTON COULD INCUR LIABILITIES ASSOCIATED WITH BUSINESSES AND ASSETS THAT WE HAVE TRANSFERRED TO OTHERS.

         Under some circumstances, we and CenterPoint Houston could incur liabilities associated with assets and businesses we and CenterPoint Houston no longer own. These assets and businesses were previously owned by Reliant Energy directly or through subsidiaries and include:

         - those transferred to Reliant Resources or its subsidiaries in connection with the organization and capitalization of Reliant Resources prior to its initial public offering in 2001,

         - those transferred to Texas Genco in connection with its organization and capitalization, and

         - those transferred to CenterPoint Energy in connection with the Restructuring.

         In connection with the organization and capitalization of Reliant Resources, Reliant Resources and its subsidiaries assumed liabilities associated with various assets and businesses Reliant Energy transferred to them. Reliant Resources also agreed to indemnify, and cause the applicable transferee subsidiaries to indemnify, us and our subsidiaries, including CenterPoint Houston, with respect to liabilities associated with the transferred assets and businesses. The indemnity provisions were intended to place sole financial responsibility on Reliant Resources and its subsidiaries for all liabilities associated with the current and historical businesses and operations of Reliant Resources, regardless of the time those liabilities arose. If Reliant Resources is unable to satisfy a liability that has been so assumed in circumstances in which Reliant Energy has not been released from the liability in connection with the transfer, we or CenterPoint Houston could be responsible for satisfying the liability.

         Reliant Resources reported in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 that as of June 30, 2003 it had $7.7 billion of total debt and its unsecured debt ratings are currently below investment grade. If Reliant Resources is unable to meet its obligations, it would need to consider, among various options, restructuring under the bankruptcy laws, in which event Reliant Resources might not honor its indemnification obligations and claims by Reliant Resources' creditors might be made against us as its former owner.

         Reliant Energy and Reliant Resources are named as defendants in a number of lawsuits arising out of power sales in California and other West Coast markets and financial reporting matters. Although these matters relate to the business and operations of Reliant Resources, claims against Reliant Energy have been made on grounds that include the effect of Reliant Resources' financial results on Reliant Energy's historical financial statements and liability of Reliant Energy as a controlling shareholder of Reliant Resources. We or CenterPoint Houston could incur liability if claims in one or more of these lawsuits were successfully asserted against us or CenterPoint Houston and indemnification from Reliant Resources were determined to be unavailable or if Reliant Resources were unable to satisfy indemnification obligations owed with respect to those claims.

         In connection with the organization and capitalization of Texas Genco, Texas Genco assumed liabilities associated with the electric generation assets Reliant Energy transferred to it. Texas Genco also agreed to indemnify, and cause the applicable transferee subsidiaries to indemnify, us and our subsidiaries, including CenterPoint Houston, with respect to liabilities associated with the transferred assets and businesses. In many cases the liabilities assumed were held by CenterPoint Houston and CenterPoint Houston was not released by third parties from these liabilities. The indemnity provisions were intended generally to place sole financial responsibility on Texas Genco and its subsidiaries for all liabilities associated with the current and historical businesses and operations of Texas Genco, regardless of the time those liabilities arose. If Texas Genco were unable to satisfy a liability that had been so assumed or indemnified against, and provided Reliant Energy had not been released from the liability in connection with the transfer, CenterPoint Houston could be responsible for satisfying the liability.

     IF RELIANT RESOURCES DOES NOT EXERCISE ITS OPTION TO PURCHASE THE COMMON STOCK OF TEXAS GENCO THAT WE OWN, WE MAY NOT BE ABLE TO MONETIZE TEXAS GENCO ON THE SAME TERMS OR ON THE SAME TIME SCHEDULE AS PROVIDED BY THE OPTION.

         Reliant Resources reported in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 that as of June 30, 2003 it had $7.7 billion of total debt and its unsecured debt ratings are currently below investment grade. It is not clear whether Reliant Resources will exercise its option to purchase the common stock of Texas Genco that we own. If Reliant Resources does not exercise its option, we will have to pursue an alternative strategy to monetize Texas Genco. We may not be able to monetize our interest in Texas Genco under any alternative strategy on terms as favorable as those provided by the Reliant Resources option or as quickly as under the option. In addition, delays in monetization may increase the risk that the value of the ownership interest used in the stranded cost determination, which is to be based on market prices for Texas Genco common stock during the 120 trading days ending on March 30, 2004, will be higher than the proceeds received in the monetization process.

     IF THE ERCOT MARKET DOES NOT FUNCTION IN THE MANNER CONTEMPLATED BY THE TEXAS ELECTRIC RESTRUCTURING LAW, TEXAS GENCO'S AND CENTERPOINT HOUSTON'S BUSINESS, PROSPECTS, RESULTS OF OPERATIONS, FINANCIAL CONDITION AND CASH FLOWS COULD BE ADVERSELY IMPACTED.

         The competitive electric market in Texas became fully operational in January 2002, and none of CenterPoint Houston, Texas Genco, the Texas Utility Commission, ERCOT or other market participants has any significant operating history under the market framework created by the Texas electric restructuring law. The initiatives under the Texas electric restructuring law have had a significant impact on the nature of the electric power industry in Texas and the manner in which participants in the ERCOT market conduct their business. These changes are ongoing, and we cannot predict the future development of the ERCOT market or the ultimate effect that this changing regulatory environment will have on the businesses of CenterPoint Houston or Texas Genco.

         Some restructured markets in other states have experienced supply problems and extreme price volatility. If the ERCOT market does not function as intended by the Texas electric restructuring law, Texas Genco's and CenterPoint Houston's results of operations, financial condition and cash flows could be adversely affected. In addition, any market failures could lead to revisions or reinterpretations of the Texas electric restructuring law, the adoption of new laws and regulations applicable to Texas Genco or CenterPoint Houston or their respective facilities and other future changes in laws and regulations that may have a detrimental effect on Texas Genco's and CenterPoint Houston's businesses.

     WE, TOGETHER WITH OUR SUBSIDIARIES, OTHER THAN TEXAS GENCO, ARE SUBJECT TO REGULATION UNDER THE 1935 ACT. THE 1935 ACT AND RELATED RULES AND REGULATIONS IMPOSE A NUMBER OF RESTRICTIONS ON OUR ACTIVITIES.

         We and our subsidiaries, other than Texas Genco, are subject to regulation by the SEC under the 1935 Act. The 1935 Act, among other things, limits the ability of a holding company and its subsidiaries to issue debt and equity securities without prior authorization, restricts the source of dividend payments to funds from current and retained earnings without prior authorization, regulates sales and acquisitions of certain assets and businesses and governs affiliate transactions.

         We received an order from the SEC under the 1935 Act on June 30, 2003 relating to our financing activities, which is effective until June 30, 2005. We must seek a new order before the expiration date. Although authorized levels of financing, together with current levels of liquidity, are believed to be adequate during the period the order is effective, unforeseen events could result in capital needs in excess of authorized amounts, necessitating further authorization from the SEC. Approval of filings under the 1935 Act can take extended periods.

         The United States Congress is currently considering legislation which has a provision that would repeal the 1935 Act. We cannot predict at this time whether this legislation or any variation thereof will be adopted or, if adopted, the effect of any such law on our business.

     OUR INSURANCE COVERAGE MAY NOT BE SUFFICIENT. INSUFFICIENT INSURANCE COVERAGE AND INCREASED INSURANCE COSTS COULD ADVERSELY IMPACT OUR RESULTS OF OPERATIONS, FINANCIAL CONDITION AND CASH FLOWS.

         We currently have general liability and property insurance in effect to cover certain of our facilities in amounts that we consider appropriate. Such policies are subject to certain limits and deductibles and do not include business interruption coverage. We cannot assure you that insurance coverage will be available in the future on commercially reasonable terms or that the insurance proceeds received for any loss of or any damage to any of our facilities will be sufficient to restore the loss or damage without negative impact on our results of operations, financial condition and cash flows. The costs of our insurance coverage have increased significantly in recent months and may continue to increase in the future.

         Texas Genco and the other owners of the South Texas Project maintain nuclear property and nuclear liability insurance coverage as required by law and periodically review available limits and coverage for additional protection. The owners of the South Texas Project currently maintain $2.75 billion in property damage insurance coverage, which is above the legally required minimum, but is less than the total amount of insurance currently available for such losses. Under the federal Price Anderson Act, the maximum liability to the public of owners of nuclear power plants was $9.3 billion as of June 30, 2003. Owners are required under the Price Anderson Act to insure their liability for nuclear incidents and protective evacuations. Texas Genco and the other owners of the South Texas Project currently maintain the required nuclear liability insurance and participate in the industry retrospective rating plan. In addition, the security procedures at this facility have recently been enhanced to provide additional protection against terrorist attacks. All potential losses or liabilities associated with the South Texas Project may not be insurable, and the amount of insurance may not be sufficient to cover them. In particular, Texas Genco's insurance policies are subject to certain limits and deductibles and do not include business interruption coverage.

         In common with other companies in its line of business that serve coastal regions, CenterPoint Houston does not have insurance covering its transmission and distribution system because CenterPoint Houston believes it to be cost prohibitive. If CenterPoint Houston were to sustain any loss of or damage to its transmission and distribution properties, it would be entitled to seek to recover such loss or damage through a change in its regulated rates, although there is no assurance that CenterPoint Houston ultimately would obtain any such rate recovery or that any such rate recovery would be timely granted. Therefore, we cannot assure you that CenterPoint Houston will be able to restore any loss of or damage to its transmission and distribution properties without negative impact on our results of operations, financial condition and cash flows.

     CHANGES IN TECHNOLOGY MAY ADVERSELY AFFECT OUR REVENUES AND RESULTS OF OPERATIONS.

         A significant portion of Texas Genco's generation facilities were constructed many years ago and rely on older technologies. Some of Texas Genco's competitors may have newer generation facilities and technologies that allow them to produce and sell power more efficiently, which could adversely affect Texas Genco's results of operations, financial condition and cash flows. In addition, research and development activities are ongoing to improve alternate technologies to produce electricity, including fuel cells, microturbines, windmills and photovoltaic (solar) cells. It is possible that advances in these or other technologies will reduce the current costs of electricity production utilizing newer facilities to a level that is below that of Texas Genco's generation facilities. If this occurs, Texas Genco's generation facilities will be less competitive and the value of its power plants could be significantly impaired. Also, electricity demand could be reduced by increased conservation efforts and advances in technology that could likewise significantly reduce the value of Texas Genco's power generation facilities.

         The continuous process of technological development may result in the introduction to retail customers of economically attractive alternatives to purchasing electricity through CenterPoint Houston's distribution facilities. Manufacturers of self-generation facilities continue to develop smaller-scale, more-fuel-efficient generating units that can be cost-effective options for some retail customers with smaller electric energy requirements. Any reduction in the amount of electric energy CenterPoint Houston distributes as a result of these technologies may have an adverse impact on its results of operations, financial condition and cash flows in the future.

     OUR REVENUES AND RESULTS OF OPERATIONS ARE SUBJECT TO RISKS THAT ARE BEYOND OUR CONTROL, INCLUDING BUT NOT LIMITED TO FUTURE TERRORIST ATTACKS OR RELATED ACTS OF WAR.

         The cost of repairing damage to our operating subsidiaries' facilities due to storms, natural disasters, wars, terrorist acts and other catastrophic events, in excess of reserves established for such repairs, may adversely impact our results of operations, financial condition and cash flows. The occurrence or risk of occurrence of future terrorist activity may impact our results of operations, financial condition and cash flows in unpredictable ways. These actions could also result in adverse changes in the insurance markets and disruptions of power and fuel markets. In addition, our electric transmission and distribution, electric generation, natural gas distribution and pipeline and gathering facilities could be directly or indirectly harmed by future terrorist activity. The occurrence or risk of occurrence of future terrorist attacks or related acts of war could also adversely affect the United States economy. A lower level of economic activity could result in a decline in energy consumption, which could adversely affect our revenues and margins and limit our future growth prospects. Also, these risks could cause instability in the financial markets and adversely affect our ability to access capital.

                         RISKS RELATED TO THE NEW NOTES

     WE CANNOT ASSURE YOU THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE NEW NOTES.

         The new notes will be new securities for which currently there is no established trading market. We cannot assure you that a trading market will develop for each series of new notes. Even if a market for each series of new notes does develop, we cannot assure you that there will be liquidity in that market, or that each series of new notes might not trade for less than their original value or face amount. If a liquid market for each series of new notes does not develop, you may be unable to resell such new notes for a long period of time, if at all. This means you may not be able to readily convert your new notes into cash, and the new notes may not be accepted as collateral for a loan.

         Even if a market for each series of new notes develops, trading prices could be higher or lower than the initial offering prices. The prices of each series of new notes will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. Declines in the market prices for debt securities generally may also materially and adversely affect the liquidity of each series of new notes, independent of our financial performance.

     THE NEW NOTES WILL BE EFFECTIVELY SUBORDINATED TO EXISTING AND FUTURE INDEBTEDNESS AND OTHER LIABILITIES OF OUR SUBSIDIARIES.

         We derive substantially all our operating income from, and hold substantially all our assets through, our subsidiaries. As a result, we will depend on distributions from our subsidiaries in order to meet our payment obligations under any debt securities, including the new notes and our other obligations. In general, these subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on our debt securities or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. In addition, provisions of applicable law, such as those limiting the legal sources of dividends and those under the 1935 Act, limit their ability to make payments or other distributions to us, and they could agree to contractual restrictions on their ability to make distributions. For a discussion of restrictions under the 1935 Act, please read "Management's Discussion and Analysis of Financial Condition and Results of Operations of CenterPoint Energy and Subsidiaries--Liquidity and Capital Resources--Future Sources and Uses of Cash Flows--Capitalization" in Item 2 of
Part I of our Second Quarter 2003 Form 10-Q.

         Our right to receive any assets of any subsidiary, and therefore the right of our creditors to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we were a creditor of any subsidiary, our rights as a creditor would be subordinated to any security interest in the assets of that subsidiary and any indebtedness of the subsidiary senior to that held by us. As of June 30, 2003, our subsidiaries, excluding subsidiaries issuing trust preferred securities and transition bonds, had $4.7 billion of external indebtedness, $2.4 billion of which was secured.

                                PRIVATE PLACEMENT

         We issued $200,000,000 aggregate principal amount of the 2008 old notes and $200,000,000 aggregate principal amount of the 2015 old notes on May 27, 2003 and $200,000,000 aggregate principal amount of the 2010 old notes on September 9, 2003 to the initial purchasers of those respective series of old notes. We issued each series of old notes to the initial purchasers in transactions exempt from or not subject to registration under the Securities Act of 1933. The initial purchasers then offered and resold the old notes to qualified institutional buyers or non-U.S. persons in compliance with Regulation S under the Securities Act of 1933 initially at the following prices:

         -     99.969% of the principal amount of the 2008 old notes;

         -     99.958% of the principal amount of the 2015 old notes; and

         -     99.782% of the principal amount of the 2010 old notes.

         We received net proceeds, after deducting the discount to the initial purchasers, of approximately $397 million from the offering and sale of the 2008 old notes and 2015 old notes and approximately $198.1 million from the offering and sale of the 2010 old notes. The net proceeds from the offering of the old notes were used to repay a portion of the outstanding borrowings under our bank facility, which, at the time they were paid, bore interest at a weighted average interest rate of approximately 5.7% and matured on June 30, 2005.

                                 USE OF PROCEEDS

         We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes of each series, we will receive in exchange a like principal amount of old notes of that series. The old notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the new notes will not result in any change in our capitalization.

                               THE EXCHANGE OFFER

         Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

         In connection with the sale of each series of old notes, we entered into a registration rights agreement with the initial purchasers of such series of old notes. In each such agreement, we agreed to file a registration statement relating to an offer to exchange each series of old notes for the new notes of that series. We also agreed to use our reasonable commercial efforts to complete the exchange offer within 315 days after the date of issuance of each series of old notes. We are offering each series of the new notes under this prospectus in an exchange offer for the old notes of that series to satisfy our obligations under the registration rights agreements. We refer to our offer to exchange each series of the new notes for the old notes of that series as the "exchange offer."

         The exchange offer consists of separate, independent offers for each series of old notes. The new notes of a series will have terms substantially identical to the old notes of that series, except that the new notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations under the relevant registration rights agreement. The new notes of a series will vote together with the old notes of that series not exchanged on all matters on which holders of the old notes and new notes of such series are entitled to vote. The 2008 old notes and the 2015 old notes were issued on May 27, 2003, and the 2010 old notes were issued on September 9, 2003.

RESALE OF NEW NOTES

         Based on interpretations of the Staff in "no-action letters" to third parties, we believe that each new note issued in the exchange offer may be offered for resale, resold and transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933 if:

         - you are not our "affiliate" within the meaning of Rule 405 under the Securities Act of 1933,

         - you acquire such new notes in the ordinary course of your business, and

         - you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of new notes.

         The SEC has not, however, considered the legality of our exchange offer in the context of a "no-action letter," and there can be no assurance that the staff of the SEC would make a similar determination with respect to our new notes as it has in other interpretations to other parties.

         If you tender your old notes with the intention of participating in any manner in a distribution of the new notes, you:

         -     cannot rely on the interpretations of the Staff, and

         - must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with a secondary resale transaction of the old notes.

         Unless an exemption from registration is otherwise available, the resale by any noteholder intending to distribute new notes should be covered by an effective registration statement under the Securities Act of 1933 containing the selling noteholder's information required by Item 507 or Item 508, as applicable, of Regulation S-K under the Securities Act of 1933. This prospectus may be used for an offer to resell, resale or other retransfer of new notes only as specifically described in this prospectus. Failure to comply with the registration and prospectus delivery requirements by a holder subject to these requirements should result in that holder incurring liability for which it is not indemnified by us. With respect to broker-dealers, only those that acquired the old notes for their own account as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. Please read "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

         Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old notes of a series properly tendered and not withdrawn prior to the expiration date of the exchange offer for new notes of that series. We will issue $1,000 principal amount of new notes of the relevant series in exchange for each $1,000 principal amount of old notes of that series surrendered under the exchange offer. Old notes may be tendered only in integral multiples of $1,000.

         The exchange offer for old notes of each series is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange or upon the consummation of the exchange offer for old notes of any other series.

         As of the date of this prospectus, there is approximately $600 million principal amount of old notes. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

         We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreements, the applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Old notes that are not tendered for exchange in the exchange offer:

         -     will remain outstanding,

         -     will continue to accrue interest, and

         - will be entitled to the rights and benefits that holders have under the indenture and, if applicable, the relevant registration rights agreement.

However, these old notes will not be freely tradable. Except as specified in the registration rights agreements, we are not obligated to, nor do we currently anticipate that we will register the old notes under the Securities Act of 1933. Please read "--Consequences of Failure to Exchange" below.

         We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the relevant registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

         If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read "--Fees and Expenses" for more details about fees and expenses incurred in the exchange offer.

         We will return any old notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

EXPIRATION DATE

         The exchange offer for old notes of each series will expire at 5:00
p.m., New York City time, on   , 2003, unless in our sole discretion we extend
it.

EXTENSIONS, DELAY IN ACCEPTANCE, TERMINATION, OR AMENDMENT

         We expressly reserve the right, at any time or from time to time, at our discretion, to extend the period of time during which the exchange offer for any series of old notes is open. We may extend that period for each series independently. We may delay acceptance for exchange of any old notes of a series by giving oral or written notice of the extension to their holders. During any such extensions, all old notes of that series you have previously tendered will remain subject to the exchange offer for that series, and we may accept them for exchange.

         To extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We also will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

         If any of the conditions described below under "--Conditions to the Exchange Offer" has not been satisfied with respect to the exchange offer for any series of old notes, we reserve the right, in our sole discretion:

         -     to delay accepting for exchange any old notes of that series,

         -     to extend the exchange offer for that series, or

         -     to terminate the exchange offer for that series.

         We will give oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreements, we also reserve the right to amend the terms of the exchange offer for any series in any manner.

         Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of old notes of the series affected. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose that amendment by means of a prospectus supplement. We will distribute the supplement to the registered holders of the old notes of the series affected. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during such period.

         Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

CONDITIONS TO THE EXCHANGE OFFER

         Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any new notes of a series for, any old notes of that series, and we may terminate the exchange offer for that series as provided in this prospectus before accepting any old notes of that series for exchange, if in our reasonable judgment:

         - the exchange offer for that series, or the making of any exchange by a holder of old notes of that series, would violate any applicable law or any applicable interpretation of the Staff, or

         - any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer for that series that, in our judgment, would reasonably be expected to impair our ability to proceed with that exchange offer.

         In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us:

         - the representations described under "--Procedures for Tendering" and "Plan of Distribution" and in the letter of transmittal, and

         - such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registering the new notes under the Securities Act of 1933.

         We expressly reserve the right to amend or terminate the exchange offer for any series of old notes, and to reject for exchange any old notes not previously accepted for exchange in that exchange offer, upon the occurrence of any of the conditions to that exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes of the series affected as promptly as practicable.

         These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. Our failure at any time to exercise any of these rights will not mean that we have waived our rights. Each right will be deemed an ongoing right that we may assert at any time or at various times.

         In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus forms a part or the qualification of the indenture relating to the new notes under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING

     HOW TO TENDER GENERALLY

         Only a holder of old notes may tender such old notes in the exchange offer. To tender in the exchange offer, a holder must either (1) comply with the procedures for physical tender or (2) comply with the automated tender offer program procedures of The Depository Trust Company, or DTC, described below.

         To complete a physical tender, a holder must:

         - complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal,

         - have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires,

         - mail or deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date, and

         - deliver the old notes to the exchange agent prior to the expiration date or comply with the guaranteed delivery procedures described below.

         To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address provided above under "Prospectus Summary--The Exchange Agent" prior to the expiration date.

         To complete a tender through DTC's automated tender offer program, the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such old notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent's message.

         The tender by a holder that is not withdrawn prior to the expiration date and our acceptance of that tender will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

         THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR OLD NOTES TO US. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

     BOOK-ENTRY TRANSFER

         The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in

DTC's system may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. If you are unable to deliver confirmation of the book-entry tender of your old notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date, you must tender your old notes according to the guaranteed delivery procedures described below.

     TENDERING THROUGH DTC'S AUTOMATED TENDER OFFER PROGRAM

         The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's automated tender offer program to tender its old notes. Accordingly, participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the old notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent.

         An "agent's message" is a message transmitted by DTC to and received by the exchange agent and forming part of the book-entry confirmation, stating that:

         - DTC has received an express acknowledgment from a participant in DTC's automated tender offer program that is tendering old notes that are the subject of such book-entry confirmation,

         - the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, the participant has received and agrees to be bound by the applicable notice of guaranteed delivery, and

         -        we may enforce the agreement against such participant.

     HOW TO TENDER IF YOU ARE A BENEFICIAL OWNER

         If you beneficially own old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those old notes, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either:

         - make appropriate arrangements to register ownership of the old notes in your name, or

         - obtain a properly completed bond power from the registered holder of your old notes.

         The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

SIGNATURES AND SIGNATURE GUARANTEES

         You must have signatures on a letter of transmittal or a notice of withdrawal described below under "--Withdrawal of Tenders" guaranteed by an eligible institution unless the old notes are tendered:

         - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and the new notes are being issued directly to the registered holder of the old notes tendered in the exchange offer for those new notes, or

         -        for the account of an eligible institution.

An "eligible institution" is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, in each case, that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

WHEN ENDORSEMENTS OR BOND POWERS ARE NEEDED

         If a person other than the registered holder of any old notes signs the letter of transmittal, the old notes must be endorsed or accompanied by a properly completed bond power. The registered holder must sign the bond power as the registered holder's name appears on the old notes. An eligible institution must guarantee that signature.

         If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, or officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, they also must submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

DETERMINATIONS UNDER THE EXCHANGE OFFER

         We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which, in the opinion of our counsel, might be unlawful. We also reserve the right to waive any defects, irregularities or conditions of the exchange offer as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

         Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of defects or irregularities with respect to tenders of old notes, nor will we or those persons incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

WHEN WE WILL ISSUE NEW NOTES

         In all cases, we will issue new notes of the relevant series for similar old notes that we have accepted for exchange in the exchange offer only after the exchange agent timely receives:

         - such old notes or a timely book-entry confirmation of transfer of such old notes into the exchange agent's account at DTC, and

         - a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

RETURN OF OLD NOTES NOT ACCEPTED OR EXCHANGED

         If we do not accept any tendered old notes of a series for exchange for any reason described in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, we will return the unaccepted or non-exchanged old notes of that series without expense to their tendering holder. In the case of old notes of a series tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

YOUR REPRESENTATIONS TO US

         By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

         - any new notes that you receive are being acquired in the ordinary course of your business,

         - you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act of 1933) of the old notes or the new notes,

         - you are not our "affiliate," as defined in Rule 405 under the Securities Act of 1933, or, if you are our affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act of 1933 to the extent applicable,

         - if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of the new notes,

         - if you are a broker-dealer, you are not tendering old notes acquired directly from us or one of our affiliates,

         - if you are a broker-dealer, you will receive the new notes for your own account in exchange for old notes that you acquired as a result of market-making activities or other trading activities, and you will deliver a prospectus in connection with any resale of such new notes, and

         - you are not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

GUARANTEED DELIVERY PROCEDURES

         If you wish to tender your old notes but they are not immediately available or if you cannot deliver your old notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's automated tender offer program prior to the expiration date, you may tender if:

         -        the tender is made through an eligible institution,

         - prior to the expiration date, the exchange agent receives from such eligible institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery:

                  - stating your name and address, the registered number(s) of your old notes and the principal amount of old notes tendered,

                  -        stating that the tender is being made thereby, and

                  - guaranteeing that, within three New York Stock Exchange- trading days after the expiration date, the letter of transmittal or facsimile thereof or agent's message in lieu thereof, together with the old notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by such eligible institution with the exchange agent, and

         - the exchange agent receives such properly completed and executed letter of transmittal or facsimile or agent's message, as well as all tendered old notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

         If you wish to tender old notes pursuant to the guaranteed delivery procedures described in the letter of transmittal, you must ensure that the exchange agent receives the notice of guaranteed delivery prior to 5:00 p.m., New York City time, on the applicable expiration date. Upon request to the exchange agent, the exchange agent will send a notice of guaranteed delivery to you if you wish to tender your old notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

         Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date.

         For a withdrawal to be effective:

         - the exchange agent must receive a written notice of withdrawal at one of the addresses listed above under "Prospectus Summary--The Exchange Agent," or

         - the withdrawing holder must comply with the appropriate procedures of DTC's automated tender offer program.

         Any notice of withdrawal must:

         - specify the name of the person who tendered the old notes to be withdrawn,

         - identify the old notes to be withdrawn, including the registration number or numbers and the principal amount of such old notes,

         - be signed by the person who tendered the old notes in the same manner as the original signature on the letter of transmittal used to deposit those old notes or be accompanied by documents of transfer sufficient to permit the trustee to register the transfer in the name of the person withdrawing the tender, and

         - specify the name in which such old notes are to be registered, if different from that of the person who tendered the old notes.

         If old notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

         We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

         Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such old notes will be credited to an account maintained with DTC for the old notes. This return or crediting will take place as soon as practicable after withdrawal. You may retender properly withdrawn old notes by following one of the procedures described under "--Procedures for Tendering" above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

FEES AND EXPENSES

         We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, e-mail, telephone or in person by our officers and regular employees and those of our affiliates.

         We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.

         We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

         -        SEC registration fees for the new notes,

         -        fees and expenses of the exchange agent and trustee,

         -        accounting and legal fees,

         -        printing costs, and

         -        related fees and expenses.

TRANSFER TAXES

         If you tender your old notes for exchange, you will not be required to pay any transfer taxes. We will pay or cause to be paid all transfer taxes, if any, applicable to the exchange of old notes in the exchange offer. The tendering holder will, however, be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

         - certificates representing new notes or old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of old notes tendered,

         - tendered old notes are registered in the name of any person other than the person signing the letter of transmittal, or

         - a transfer tax is imposed for any reason other than the exchange of old notes for new notes in the exchange offer.

         If satisfactory evidence of payment of any transfer taxes payable by a tendering holder is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to that tendering holder. The exchange agent will retain possession of new notes with a face amount equal to the amount of the transfer taxes due until it receives payment of the taxes.

CONSEQUENCES OF FAILURE TO EXCHANGE

         If you do not exchange your old notes for new notes in the exchange offer, or if you tender your old notes but subsequently withdraw them, you will remain subject to the existing restrictions on transfer of the old notes. In general, you may not offer or sell the old notes unless either the offer and sale is registered under the Securities Act of 1933 or the offer or sale is exempt from or not subject to registration under the Securities Act of 1933 and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the old notes under the Securities Act of 1933.

         The tender of old notes of a series in the exchange offer will reduce the outstanding principal amount of the old notes of that series. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any old notes of that series which you continue to hold.

ACCOUNTING TREATMENT

         We will amortize our expenses of the exchange offer relating to each series of old notes over the term of the new notes of that series under generally accepted accounting principles.

OTHER

         Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your decision on what action to take. In the future, we may seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes, except as required by the registration rights agreements.

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

                            DESCRIPTION OF THE NOTES

         We will issue the new notes, and we issued the old notes, under an indenture, dated as of May 19, 2003, as supplemented (the "indenture"), between us and JPMorgan Chase Bank, as trustee. We sometimes refer to the old notes and the new notes in this prospectus collectively as the "notes." The descriptions under this heading are summaries of the material provisions of the notes and the indenture. Such summaries do not purport to be complete and are qualified in their entirety by reference to the indenture and the notes. For a complete description of the notes, you should refer to the indenture and the supplemental indentures establishing the terms of the notes, which we have filed with the SEC. References to article and section numbers in this prospectus, unless otherwise indicated, are references to article and section numbers of the indenture. For purposes of this summary, the terms "we," "our," "ours" and "us" refer only to CenterPoint Energy, Inc. and not to any of our subsidiaries.

         We may issue debt securities from time to time in one or more series under the indenture. There is no limitation on the amount of debt securities we may issue under the indenture. Our 2008 old notes ($200,000,000 outstanding as of September 30, 2003), 2015 old notes ($200,000,000 outstanding as of September 30, 2003), 2010 old notes ($200,000,000 outstanding as of September 30, 2003)
and 3.75% Convertible Senior Notes due 2023 ($575,000,000 outstanding as of September 30, 2003) are currently outstanding under the indenture.

         The old notes of a series and the new notes of that series will constitute a single series of debt securities under the indenture. If the exchange offer for notes of a series is consummated, holders of old notes of that series who do not exchange their old notes for new notes of that series will vote together with holders of new notes of that series for all relevant purposes under the indenture. Accordingly, in determining whether the required holders have given any notice, consent or waiver or taken any other action permitted under the indenture, any old notes of a series that remain outstanding after the applicable exchange offer will be aggregated with the new notes of that series, and the holders of those old notes and new notes will vote together as a single series. All references in this prospectus to specified percentages in aggregate principal amount of old notes of a series means, at any time after the applicable exchange offer is consummated, the percentages in aggregate principal amount of the old notes of that series and the new notes of that series collectively then outstanding.

GENERAL

         The 2008 new notes will mature on June 1, 2008 and are initially limited to $200 million in aggregate principal amount. The 2015 new notes will mature on June 1, 2015 and are initially limited to $200 million in aggregate principal amount. The 2010 new notes will mature on September 1, 2010 and are initially limited to $200 million in aggregate principal amount. However, we may issue additional notes of each series from time to time, without the consent of the holders of the notes. The new notes will be issued only in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount.

         The new notes will:

         -        be general unsecured obligations,

         - rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness, and

         - with respect to the assets and earnings of our subsidiaries, effectively rank below all of the liabilities of our subsidiaries.

         As of October 31, 2003, CenterPoint Energy, on an unconsolidated basis, had approximately $5.3 billion aggregate principal amount of outstanding indebtedness, including approximately $924 million of obligations relating to pollution control bonds issued on our behalf that are secured by general mortgage bonds or first mortgage bonds of CenterPoint Houston. We have granted the lenders under our credit facility a security interest in the stock of Texas Genco. Excluding subsidiaries issuing trust preferred securities and transition bonds, as of October 31, 2003, our subsidiaries had approximately $5.1 billion aggregate principal amount of external indebtedness, of which approximately $2.7 billion is secured, as well as other liabilities.

STRUCTURAL SUBORDINATION

         We are a holding company that conducts substantially all of our operations through our subsidiaries. Our only significant assets are the capital stock of our subsidiaries, and our subsidiaries generate substantially all of our operating income and cash flow. As a result, dividends or advances from our subsidiaries are the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, including the 1935 Act, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we may require to pay our debt service obligations, including payments on the notes. In addition, the notes will be effectively subordinated to all of the liabilities of our subsidiaries with regard to the assets and earnings of our subsidiaries.

INTEREST

         Interest on the new notes will:

         - accrue at the respective rates shown on the cover page of this prospectus from the latest date to which interest shall have been paid on the old note surrendered in exchange therefor or, if no interest has been paid on such old note, from the date of original issuance of such old note,

         - be payable semi-annually in arrears on each June 1 and December 1, with the initial interest payment date following
                  the consummation of the exchange offer being       1, 200 ,
                  for the 2008 new notes and the 2015 new notes, and on each March 1 and September 1, with the initial interest payment date following the consummation of the exchange offer
                  being       1, 200 , for the 2010 new notes,

         - be payable to the person in whose name the notes are registered at the close of business on the May 15 and November 15, for the 2008 new notes and the 2015 new notes, and on the February 15 and August 15, for the 2010 new notes, immediately preceding the applicable interest payment date, which we refer to with respect to the notes as "regular record dates,"

         - be computed on the basis of a 360-day year comprised of twelve 30-day months, and

         - be payable on overdue interest to the extent permitted by law at the same rate as interest is payable on principal.

         If any interest payment date, the maturity date or any redemption date falls on a day that is not a business day, the required payment will be made on the next succeeding business day with the same force and effect as if made on the relevant interest payment date, maturity date or redemption date and no additional amounts will accrue on that payment for the period from and after the interest payment date, maturity date or redemption date, as the case may be, to the date of that payment on the next succeeding business day. The term "business day" means, with respect to any note, any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

OPTIONAL REDEMPTION

         We may redeem each series of notes, in whole or in part, at our option exercisable at any time and from time to time upon not less than 30 and not more than 60 days' notice as provided in the indenture, on any date prior to their maturity at a redemption price equal to:

         -        100% of the principal amount of the notes redeemed, plus

         - accrued and unpaid interest thereon, if any, and additional interest (as described in "Registration Rights") thereon, if any, to, but excluding, the redemption date, plus

         -        the make-whole premium described below, if any.

         The redemption price will never be less than 100% of the principal amount of the notes redeemed plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

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

         The amount of the make-whole premium with respect to any note to be redeemed will be equal to the excess, if any, of:

         (1) the sum of the present values, calculated as of the redemption date, of:

         - each interest payment that, but for such redemption, would have been payable on the note or portion thereof being redeemed on each interest payment date occurring after the redemption date (excluding any accrued and unpaid interest for the period prior to the redemption date), and

         - the principal amount that, but for such redemption, would have been payable at the final maturity of the note or portion thereof being redeemed, over

         (2) the principal amount of the note being redeemed.

         The present values of interest and principal payments referred to in clause (1) above will be determined in accordance with generally accepted principles of financial analysis. These present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the redemption date at a discount rate equal to the comparable treasury yield (as defined below) plus 50 basis points.

         The make-whole premium will be calculated by an independent investment banking institution of national standing appointed by us. If we fail to appoint an independent investment banking institution at least 45 days prior to the redemption date, or if the independent investment banking institution we appoint is unwilling or unable to calculate the make-whole premium, the calculation will be made by Citigroup Global Markets Inc. for the 2008 notes and the 2015 notes and by Deutsche Bank Securities Inc. for the 2010 notes. If Citigroup Global Markets Inc. or Deutsche Bank Securities Inc., as applicable, is unwilling or unable to make the calculation, we will appoint a different independent investment banking institution of national standing to make the calculation.

         For purposes of determining the make-whole premium, "comparable treasury yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Securities that have a constant maturity that corresponds to the remaining term to maturity of the notes to be redeemed, calculated to the nearest 1/12th of a year. The comparable treasury yield will be determined as of the third business day immediately preceding the applicable redemption date.

         The weekly average yields of United States Treasury Securities will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release. If this statistical release sets forth a weekly average yield for United States Treasury Securities having a constant maturity that is the same as the remaining term calculated as set forth above, then the comparable treasury yield will be equal to such weekly average yield. In all other cases, the comparable treasury yield will be calculated by interpolation on a straight-line basis, between the weekly average yields on the United States Treasury Securities that have a constant maturity closest to and greater than the remaining term and the United States Treasury Securities that have a constant maturity closest to and less than the remaining term (in each case as set forth in the H.15 statistical release or any successor release). Any weekly average yields calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward. If weekly average yields for United States Treasury Securities are not available in the H.15 statistical release or otherwise, then the comparable treasury yield will be calculated by interpolation of comparable rates selected by an independent investment banking institution selected in the manner described in the second preceding paragraph.

         If we redeem any series of notes in part, the trustee will select the notes for redemption on a pro rata basis, by lot or by such other method as the trustee in its sole discretion deems fair and appropriate. We will only redeem notes in multiples of $1,000 in original principal amount. If any note is to be redeemed in part only, the notice of redemption will state the portion of the principal amount to be redeemed. A note in principal amount equal to the unredeemed portion of the original note will be issued upon the cancellation of the original note.

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

CONSOLIDATION, MERGER AND SALE OF ASSETS

         Under the indenture, we may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, referred to as a "successor person" unless:

         - the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia,

         - the successor person expressly assumes our obligations with respect to the notes and the indenture,

         - immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, would occur and be continuing, and

         - we have delivered to the trustee the certificates and opinions required under the indenture. (Section 801)

EVENTS OF DEFAULT

         Each of the following will be an event of default under the indenture with respect to the notes of a series:

         - our failure to pay the principal of or premium, if any, on the notes of that series when due, including at maturity or upon redemption,

         - our failure to pay any interest, including additional interest, if any, on the notes of that series for 30 days after the interest becomes due,

         - our failure to perform, or our breach, in any material respect, of any other covenant or warranty in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of another series of debt securities issued under the indenture, for 90 days after either the trustee or holders of at least 25% in principal amount of the outstanding notes of that series have given us written notice of the breach in the manner required by the indenture,

         - the default by us, CERC or CenterPoint Houston in a scheduled payment at maturity, upon redemption or otherwise in the aggregate principal amount of $50 million or more, after the expiration of any applicable grace period, of any Indebtedness, or the acceleration of any Indebtedness of us, CERC or CenterPoint Houston in such aggregate principal amount, so that it becomes due and payable prior to the date on which it would otherwise have become due and payable and such payment default is not cured or such acceleration is not rescinded within 30 days after notice to us in accordance with the terms of the Indebtedness; provided that such payment default or acceleration of CERC or CenterPoint Houston shall not be an event of default if, at the time such event occurs, CERC or CenterPoint Houston, as the case may be, shall not be affiliated with us, and

         - specified events involving bankruptcy, insolvency or reorganization of us, CERC or CenterPoint Houston; provided that any specified event involving CERC or CenterPoint Houston shall not be an event of default if, at the time such event occurs, CERC or CenterPoint Houston, as the case may be, shall not be affiliated with us, provided, however, that no event described in the third bullet point above will be an event of default until an officer of the trustee, assigned to and working in the trustee's corporate trust department, has actual knowledge of the event or until the trustee receives written notice of the event at its corporate trust office. (Section 501)

         If an event of default occurs and is continuing with respect to notes of a series, either the trustee or the holders of at least 25% in principal amount of the outstanding notes of that series may declare the principal amount of the notes of that series due and immediately payable. In order to declare the principal amount of the notes of that series due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the indenture. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount of the notes of that series plus accrued and unpaid interest, including additional interest, if any.

         This right does not apply if an event of default described in the fifth bullet point above occurs. If one of the events of default described in the fifth bullet point above occurs and is continuing, the notes then outstanding under the indenture shall be due and payable immediately.

         At any time after any declaration of acceleration of the notes of any series, but before a judgment or decree for payment of the money due has been obtained by the trustee, the event of default giving rise to the declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled if:

         - we have paid or deposited with the trustee a sum sufficient to pay:

                  - all overdue installments of interest on the notes of that series,

                  - the principal of (and premium, if any, on) the notes of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor,

                  - to the extent lawfully permitted, interest upon overdue interest, and

                  - all sums paid or advanced by, and certain sums owed to, the trustee under the indenture, and

         - all events of default, other than the non-payment of the principal amount of the notes of that series which became due solely by such declaration of acceleration, have been cured or waived as provided in the indenture. (Section 502) See "--Modification and Waiver" below.

         If an event of default occurs and is continuing, the trustee will generally have no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer reasonable indemnity to the trustee. (Section 603) The holders of a majority in principal amount of the outstanding notes of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee for the notes, provided that:

         - the direction is not in conflict with any law or the indenture,

         - the trustee may take any other action it deems proper which is not inconsistent with the direction, and

         - the trustee will generally have the right to decline to follow the direction if an officer of the trustee determines, in good faith, that the proceeding would involve the trustee in personal liability or would otherwise be contrary to applicable law. (Section 512)

         A holder of a note of any series may only pursue a remedy under the indenture if:

         - the holder has previously given the trustee written notice of a continuing event of default for the notes of that series,

         - holders of at least 25% in principal amount of the outstanding notes of that series have made a written request to the trustee to pursue that remedy,

         -        the holders have offered reasonable indemnity to the trustee,

         - the trustee fails to pursue that remedy within 60 days after receipt of the request, and

         - during that 60-day period, the holders of a majority in principal amount of the notes of that series do not give the trustee a direction inconsistent with the request. (Section
                  507)

However, these limitations do not apply to a suit by a holder of a note demanding payment of the principal, premium, if any, or interest on a note on or after the date the payment is due. (Section 508)

         We will be required to furnish to the trustee annually a statement by some of our officers regarding our performance or observance of any of the terms of the indenture and specifying all of our known defaults, if any. (Section
1004)

MODIFICATION AND WAIVER

         We may enter into one or more supplemental indentures with the trustee without the consent of the holders of any of the notes in order to:

         - evidence the succession of another person to us, or successive successions and the assumption of our covenants, agreements and obligations by a successor,

         - add to our covenants for the benefit of the holders of any series of debt securities issued under the indenture or to surrender any of our rights or powers,

         - add events of default for any series of debt securities issued under the indenture,

         - add or change any provision of the indenture to the extent necessary to issue any series of debt securities in bearer form,

         - add to, change or eliminate any provision of the indenture applying to one or more series of debt securities issued under the indenture, provided that if such action adversely affects the interests of any holder of debt securities of any series, the addition, change or elimination will become effective with respect to that series only when no security of that series remains outstanding,

         - convey, transfer, assign, mortgage or pledge any property to or with the trustee or to surrender any right or power conferred upon us by the indenture,

         - establish the form or terms of any series of debt securities issued under the indenture,

         - provide for uncertificated securities in addition to certificated securities,

         - evidence and provide for successor trustees or to add or change any provisions to the extent necessary to appoint a separate trustee or trustees for a specific series of debt securities,

         - correct any ambiguity, defect or inconsistency under the indenture, provided that such action does not adversely affect the interests of the holders of debt securities of any series,

         - supplement any provisions of the indenture necessary to defease and discharge any series of debt securities, provided that such action does not adversely affect the interests of the holders of any series of debt securities,

         - comply with the rules or regulations of any securities exchange or automated quotation system on which any debt securities are listed or traded, or

         - add, change or eliminate any provisions of the indenture in accordance with any amendments to the Trust Indenture Act of 1939, provided that the action does not adversely affect the rights or interests of any holder of debt securities. (Section
                  901)

         We may enter into one or more supplemental indentures with the trustee in order to add to, change or eliminate provisions of the indenture or to modify the rights of the holders of one or more series of debt securities, including the notes, if we obtain the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the supplemental indenture, treated as one class. However, without the consent of the holders of each outstanding debt security affected by the supplemental indenture, we may not enter into a supplemental indenture that:

         - changes the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, except to the extent permitted by the indenture,

         - reduces the principal amount of, or any premium or interest on, any debt security,

         - reduces the redemption price of the notes or changes the terms applicable to redemption in a manner adverse to the holder,

         - reduces the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof,

         - changes the place or currency of payment of principal, premium, if any, or interest,

         - impairs the right to institute suit for the enforcement of any payment on any debt security,

         - reduces the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture,

         - reduces the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults,

         - makes certain modifications to such provisions with respect to modification and waiver,

         - makes any change that adversely affects the right to convert or exchange any debt security, including the notes, or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security,

         - in the case of any series of the notes, alters the manner of calculation or rate of additional interest payable on any note or extend the time for payment of any such amount, or

         - changes the terms and conditions pursuant to which any series of debt securities that is secured in a manner adverse to the holders of the debt securities. (Section 902)

         Holders of a majority in principal amount of the outstanding notes of a series may waive past defaults or noncompliance with restrictive provisions of the indenture with respect to that series. However, the consent of holders of each outstanding note of a series is required to:

         - waive any default in the payment of principal, premium, if any, or interest on any note of that series, or

         - waive any covenants and provisions of the indenture that may not be amended without the consent of the holder of each outstanding note of that series. (Sections 513 and 1006)

         In order to determine whether the holders of the requisite principal amount of the outstanding debt securities have taken an action under the indenture as of a specified date:

         - the principal amount of an "original issue discount security" that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of the maturity to such date,

         - if, as of such date, the principal amount payable at the stated maturity of a debt security is not determinable, for example, because it is based on an index, the principal amount of such debt security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such debt security,

         - the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the $U.S. equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security or, in the case of a debt security described in the two preceding bullet points, of the amount described above, and

         - debt securities owned by us or any other obligor upon the debt securities or any of our or their affiliates will be disregarded and deemed not to be outstanding.

An "original issue discount security" means a debt security issued under the indenture which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity. Some debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to Section 1402 of the indenture, will not be deemed to be outstanding. (Section 101)

         We will generally be entitled to set any day as a record date for determining the holders of outstanding notes of a series entitled to give or take any direction, notice, consent, waiver or other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders of outstanding notes of a series. If a record date is set for any action to be taken by holders, the action may be taken only by persons who are holders of outstanding notes of the relevant series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of notes of that series within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as we may specify, or the trustee may specify, if it set the record date. This period may be shortened or lengthened by not more than 180 days. (Section 104)

DEFEASANCE

         The provisions of the indenture relating to defeasance and discharge of indebtedness, or defeasance of restrictive covenants, will apply to the notes of each series. (Section 1401)

         DEFEASANCE AND DISCHARGE. We will be discharged from all of our obligations with respect to the notes of a series, except for certain obligations to exchange or register the transfer of notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold moneys for payment in trust, upon the deposit in trust for the benefit of the holders of the notes of that series of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal, premium, if any, and interest on the notes of that series to the stated maturity of such notes in accordance with the terms of the indenture and such notes. Such defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the notes of that series will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 1402 and 1404)

         DEFEASANCE OF CERTAIN COVENANTS. In certain circumstances, we may omit to comply with specified restrictive covenants, and that in those circumstances the occurrence of certain events of default, which are described in the third bullet point under "--Events of Default" above, with respect to such restrictive covenants, and those described in the fourth bullet point under "--Events of Default" above, will be deemed not to be or result in an event of default, in each case with respect to the notes of a series. We, in order to exercise such option, will be required to deposit, in trust for the benefit of the holders of the notes of that series, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal, premium, if any, and interest on such notes to the stated maturity in accordance with the terms of the indenture and such notes. We will also be required, among other things, to deliver to the trustee an opinion of counsel to the effect that holders of the notes of that series will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercise this option with respect to any notes of a series and such notes were declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust would be sufficient to pay amounts due on such notes at the time of their stated maturity, but might not be sufficient to pay amounts due on such notes upon any acceleration resulting from the event of default. In such case, we would remain liable for those payments. (Sections 1403 and 1404)

SATISFACTION AND DISCHARGE

         We may discharge our obligations under the indenture while notes remain outstanding if (1) all outstanding debt securities issued under the indenture have become due and payable, (2) all outstanding debt securities issued under the indenture have or will become due and payable at their scheduled maturity within one year, or (3) all outstanding debt securities issued under the indenture are scheduled for redemption in one year, and in each case, we have deposited with the trustee an amount sufficient to pay and discharge all outstanding debt securities issued under the indenture on the date of their scheduled maturity or the scheduled date of redemption.

SINKING FUND

         We are not obligated to make mandatory redemption or sinking fund payments with respect to the notes.

RESTRICTIVE COVENANT

         Other than the covenant described below, the indenture does not contain financial covenants and does not restrict us from paying dividends, incurring additional indebtedness or issuing or repurchasing any of our other securities. The indenture also does not protect holders in the event of a highly leveraged transaction, except to the extent described under "--Consolidation, Merger and Sale of Assets."

         LIMITATIONS ON LIENS. So long as any of the notes are outstanding, we will not pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien upon, any capital stock or other equity interests now or hereafter owned by us in any Significant Subsidiary to secure any Indebtedness, without making effective provision whereby the outstanding notes shall be equally and ratably secured. This restriction shall not apply to:

         - any mortgage, pledge, security interest, lien or encumbrance upon the capital stock of Texas Genco Holdings, Inc. to secure obligations under our credit facility existing in May 2003 or any extension, renewal, refunding, amendment or replacement thereof,

         - any mortgage, pledge, security interest, lien or encumbrance upon the capital stock or other equity interests of CenterPoint Energy Transition Bond Company, LLC or any other special purpose subsidiary hereafter created by us in connection with the issuance of securitization bonds for the economic value of generation-related regulatory assets and stranded costs,

         - any mortgage, pledge, security interest, lien or encumbrance upon any capital stock or other equity interests in an entity which was not affiliated with us prior to one year before the grant of such mortgage, pledge, security interest, lien or encumbrance (or the capital stock or other equity interests of a holding company formed to acquire or hold such capital stock or other equity interests) created at the time of our acquisition of the capital stock or other equity interests or within one year after such time to secure all or a portion of the purchase price for such capital stock or other equity interests; provided that the principal amount of any Indebtedness secured by such mortgage, pledge, security interest, lien or encumbrance does not exceed 100% of such purchase price and the fees, expenses and costs incurred in connection with such acquisition and acquisition financing,

         - any mortgage, pledge, security interest, lien or encumbrance existing upon capital stock or other equity interests in an entity which was not affiliated with us prior to one year before the grant of such mortgage, pledge, security interest, lien or encumbrance at the time of our acquisition of such capital stock or other equity interests (whether or not the obligations secured thereby are assumed by us or such subsidiary becomes a Significant Subsidiary); provided that
                  (i) such mortgage, pledge, security interest, lien or encumbrance existed at the time such entity became a Significant Subsidiary and was not created in anticipation of the acquisition and (ii) any such mortgage, pledge, security interest, lien or encumbrance does not by its terms secure any Indebtedness other than Indebtedness existing or committed immediately prior to the time such entity becomes a Significant Subsidiary,

         - liens for taxes, assessments or governmental charges or levies to the extent not past due or which are being contested in good faith by appropriate proceedings diligently conducted and for which we have provided adequate reserves for the payment thereof in accordance with generally accepted accounting principles,

         - pledges or deposits in the ordinary course of business to secure obligations under workers' compensation laws or similar legislation,

         - materialmen's, mechanics', carriers', workers' and repairmen's liens imposed by law and other similar liens arising in the ordinary course of business for sums not yet due or currently being contested in good faith by appropriate proceedings diligently conducted,

         - attachment, judgment or other similar liens, which have not been effectively stayed, arising in connection with court proceedings; provided that such liens, in the aggregate, shall not secure judgments which exceed $50,000,000 aggregate principal amount at any one time outstanding; provided further that the execution or enforcement of each such lien is effectively stayed within 30 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within such 30 day period) and the claims secured thereby are being contested in good faith by appropriate proceedings timely commenced and diligently prosecuted,

         - other liens not otherwise referred to in the above bullets, provided that the Indebtedness secured by such liens in the aggregate, shall not exceed 1% of consolidated gross assets appearing in our most recent audited consolidated financial statements at any one time outstanding,

         - any mortgage, pledge, security interest, lien or encumbrance on the capital stock or other equity interests of any subsidiary that was otherwise permitted hereunder if such subsidiary subsequently becomes a Significant Subsidiary, or

         - any extension, renewal or refunding of Indebtedness secured by any mortgage, pledge, security interest, lien or encumbrance described in the above bullets; provided that the principal amount of any such Indebtedness is not increased by an amount greater than the fees, expenses and costs incurred in connection with such extension, renewal or refunding.

DEFINED TERMS

         An "affiliate" of, or a person "affiliated" with, a specific person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

         The term "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract, or otherwise.

         "Indebtedness," as applied to any person, means bonds, debentures, notes and other instruments or arrangements representing obligations created or assumed by such person, in respect of:

         - obligations for money borrowed, other than unamortized debt discount or premium,

         - obligations evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind,

         -        obligations as lessee under a capital lease, and

         - any amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations listed in the three immediately preceding bullet points.

All indebtedness of such type secured by a lien upon property owned by such person, although such person has not assumed or become liable for the payment of such indebtedness, is also deemed to be indebtedness of such person. All indebtedness for borrowed money incurred by any other persons which is directly guaranteed as to payment of principal by such person will for all purposes of the indenture be deemed to be indebtedness of such person, but no other contingent obligation of such person in respect of indebtedness incurred by any other persons shall be deemed indebtedness of such person.

         "Significant Subsidiary" means CERC, CenterPoint Houston and Texas Genco, and any other subsidiary which, at the time of the creation of a pledge, mortgage, security interest or other lien upon any capital stock or other equity interests of such subsidiary, has consolidated gross assets (having regard to our beneficial interest in the shares, or the like, of that subsidiary) that represent at least 25% of our consolidated gross assets appearing in our most recent audited consolidated financial statements.

         A "subsidiary" of any entity means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (i) the issued and outstanding capital stock or comparable interests having ordinary voting power to elect a majority of the board of directors or comparable governing body of such entity (irrespective of whether at the time capital stock or comparable interests of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency),
(ii) the interest in the capital or profits of such limited liability company, partnership, joint venture or other entity or (iii) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such entity, by such entity and one or more of its other subsidiaries or by one or more of such entity's other subsidiaries.

PAYMENT AND PAYING AGENT

         We will pay interest on the notes to the persons in whose names the notes are registered at the close of business on the applicable record date for each interest payment. However, we will pay the interest payable on the notes at their stated maturity to the persons to whom we pay the principal amount of the notes. (Section 307)

         We will pay principal, premium, if any, and interest on the notes at the offices of the paying agents we designate. However, except in the case of a global security, we may pay interest by:

         - check mailed to the address of the person entitled to the payment as it appears in the security register, or

         - wire transfer in immediately available funds to the place and account designated in writing by the person entitled to the payment as specified in the security register.

We have designated the trustee as the sole paying agent for the notes. At any time, we may designate additional paying agents or rescind the designation of any paying agents. However, we are required to maintain a paying agent in each place of payment for the notes at all times. (Sections 307 and 1002)

         Any money deposited with the trustee or any paying agent or then held by us for the payment of principal, premium, if any, and interest on the notes that remains unclaimed for two years after the date the payments became due, may be repaid to us upon our request. After we have been repaid, holders entitled to those payments may only look to us for payment as our unsecured general creditors. The trustee and any paying agents will not be liable for those payments after we have been repaid. (Section 1003)

EXCHANGE AND TRANSFER OF THE NOTES

         We will issue the notes in registered form, without coupons. We will only issue notes in denominations of integral multiples of $1,000.

         Holders may present notes for exchange or for registration of transfer at the office of the security registrar or at the office of any transfer agent we designate for that purpose. The security registrar or designated transfer agent will exchange or transfer the notes if it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any exchange or registration of transfer of notes. However, we may require payment of a sum sufficient to cover any tax or other governmental charge payable for the registration of transfer or exchange. The trustee will serve as the security registrar for the notes. (Section 305) At any time we may:

         -        designate additional transfer agents,

         -        rescind the designation of any transfer agent, or

         -        approve a change in the office of any transfer agent.

However, we are required to maintain a transfer agent in each place of payment for the notes at all times. (Sections 305 and 1002)

         If the notes of any series are to be redeemed in part, neither we nor the trustee will be required to register the transfer or exchange of notes of that series:

         - during the period beginning at the opening of business 15 days before the day we mail the notice of redemption for such notes and ending at the close of business on the day the notice is mailed, or

         - if we have selected such notes for redemption, in whole or in part, except for the unredeemed portion of such notes. (Section 305)

GOVERNING LAW

         New York law will govern the indenture and the notes. (Section 112)

THE TRUSTEE

         JPMorgan Chase Bank is the trustee, security registrar and paying agent under the indenture for the notes. We maintain banking relationships in the ordinary course of business with the trustee and its affiliates. As of November 3, 2003, the trustee served as trustee for $2.0 billion aggregate principal amount of our outstanding debt securities and pollution control bonds issued on our behalf aggregating $1.0 billion outstanding. In addition, the trustee serves as trustee for debt securities of some of our subsidiaries. The trustee and its affiliates are also parties to credit agreements under which we and our affiliates have bank lines of credit. We and our affiliates also maintain depository and other banking, investment banking and investment management relationships with the trustee and its affiliates. The trustee also serves as rights agent under our shareholder rights plan.

NOTICES

         Except as otherwise described herein, notice to holders of the notes will be given by mail to the addresses as they appear in the security register.

                               REGISTRATION RIGHTS

         In connection with the sale of each series of old notes, we entered into a registration rights agreement with the initial purchasers of each series of old notes pursuant to which we agreed, for the benefit of the holders of such series of old notes at our cost, to use our reasonable commercial efforts:

         - to file with the SEC a registration statement under the Securities Act of 1933 relating to an exchange offer for each series of old notes within 180 days after the date of issuance of the relevant series of old notes,

         - to cause the exchange offer registration statement to be declared effective under the Securities Act of 1933 within 270 days after the date of issuance of the relevant series of old notes and to keep the exchange offer registration statement effective until the expiration of the exchange offer, and

         - unless the exchange offer would not be permitted by applicable law or SEC policy, to cause the exchange offer to be consummated within 315 days after the date of issuance of the relevant series of old notes.

         We agreed that upon the registration statement of which this prospectus forms a part being declared effective, we would offer the new notes of a series in exchange for surrender of the old notes of that series. We agreed to keep the exchange offer open for not less than 20 business days (or longer if required by applicable law) after the date on which notice of the exchange offer is mailed to the registered holders of the old notes. For each old note of a series validly tendered to us pursuant to the exchange offer for that series and not withdrawn by the holder thereof, the holder of such old note will receive a new note of that series having a principal amount equal to that of the surrendered old note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the old note surrendered in exchange therefor or, if no interest has been paid on an old note, from the date of the issuance of the old notes. The new notes of a series will vote together with the old notes of that series which are not exchanged on all matters on which holders of such series of old notes and new notes of such series are entitled to vote.

         Each holder, other than certain specified holders, who wishes to exchange its old notes of a series for new notes of that series pursuant to the exchange offer for that series will be required to make to us the representations described under "The Exchange Offer--Your Representations to Us" to participate in that exchange offer.

         In addition, in connection with any resales of new notes, any broker-dealer who acquired notes for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act of 1933. Please read "The Exchange Offer--Resale of New Notes."

         In the event that:

         - we reasonably determine that changes in law or the applicable interpretations of the Staff do not permit us to effect the exchange offer,

         - the exchange offer for any series of notes is not consummated on or prior to the 315th day following the issuance of the old notes of that series, or

         - any initial purchaser notifies us within 20 business days following consummation of the exchange offer (i) that it is not permitted by applicable law or SEC policy to participate in the exchange offer, (ii) that it may not resell new notes with this prospectus, or (iii) that it is a broker-dealer and owns old notes acquired directly from us or one of our affiliates, then we will at our cost in lieu of effecting (or, in the case of such a request by an initial purchaser, in addition to effecting) the registration of the new notes of the affected series pursuant to the registration statement of which this prospectus forms a part:

         - as promptly as practicable, file with the SEC a "shelf" registration statement to cover resales of the old notes of the affected series,

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         -        use our reasonable commercial efforts to cause the shelf
                  registration statement to be declared effective under the Securities Act of 1933 no later than 345 days after the date of issuance of the affected series of old notes, and

         - use our reasonable commercial efforts to keep effective the shelf registration statement until two years after the date of the issuance of the affected series of old notes or until all of the old notes covered by the shelf registration statement have been sold.

         We will have the ability to suspend the availability of the shelf registration statement during certain "black out" periods.

         In the event of the filing of the shelf registration statement, we will provide to each relevant holder of old notes copies of the prospectus which forms a part of the shelf registration statement and notify each such holder when the shelf registration statement has become effective. A holder of old notes that sells old notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act of 1933 in connection with such sales and will be bound by the provisions of the respective registration rights agreement that is applicable to such a holder (including certain indemnification obligations). In addition, each holder of old notes will be required to deliver to us information to be used in connection with the shelf registration statement and to provide comments to us on the shelf registration statement in order to have such holder's old notes included in the shelf registration statement and to benefit from the provisions regarding the increase in the interest rate borne by the old notes described in the following paragraph.

         In the event that:

         -        the registration statement of which this prospectus forms a part is not declared effective by the SEC on or prior to the 270th day following the date of issuance of the relevant series of old notes,

         - the exchange offer is not consummated or the shelf registration statement with respect to the old notes is not declared effective on or prior to the 315th day following the date of issuance of the relevant series of old notes, or

         - any required exchange offer registration statement or shelf registration statement relating to the old notes is filed and declared effective but shall thereafter either be withdrawn by us or becomes subject to an effective stop order suspending the effectiveness of such registration statement (except as specifically permitted in the registration rights agreements) without being succeeded within 30 days by an amendment thereto or an additional registration statement filed and declared effective, each such event listed in the three bullet points above, referred to as a "registration default", then the interest rate borne by the affected series of old notes will be increased by .25% per annum upon the occurrence of each registration default, which rate will increase by an additional .25% per annum if such registration default has not been cured within 90 days after the occurrence thereof and continuing until all registration defaults for such series of old notes have been cured, provided that the aggregate amount of any such increase in the interest rate on such series of old notes shall in no event exceed .50% per annum; and provided, further, that if the registration statement of which this prospectus forms a part is not declared effective on or prior to the 270th day following the date of issuance of any series of old notes, and we shall request holders of old notes of the affected series to provide the information called for by the relevant registration rights agreement for inclusion in the shelf registration statement, then old notes of the affected series owned by holders who do not deliver such information to us or who do not provide comments to us on the shelf registration statement when required pursuant to the relevant registration rights agreement will not be entitled to any such increase in the interest rate for any day after the 315th day following the date of issuance of such series of old notes. All accrued additional interest will be paid to holders of old notes in the same manner and at the same time as regular payments of interest on the old notes. Following the cure of all registration defaults for the affected series of old notes, the accrual of additional interest on such series will cease and the interest rate of such series will revert to the original rate.

         New York law governs each of the registration rights agreements. The foregoing is a summary description of material provisions of each of the registration rights agreements. Because it is a summary, it does not purport to

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

be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreements, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. You should read the relevant registration rights agreement carefully and in its entirety because it, and not this description, defines your rights as a holder of the relevant series of old notes.

         The information set forth above concerning certain interpretations of and positions taken by the SEC staff is not intended to constitute legal advice, and prospective investors should consult their own legal advisors with respect to these matters.

                       BOOK-ENTRY DELIVERY AND SETTLEMENT

         We will issue the new notes in the form of one or more permanent global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee in accordance with the FAST Balance Certificate Agreement between DTC and the trustee. The global notes will be deposited on behalf of the acquirors of the new notes for credit to the respective accounts of the acquirors or to such other accounts as they may direct at DTC. Please read "The Exchange Offer--Book-Entry Transfer."

CERTIFICATED NOTES

         Certificated notes will be issued to each person that DTC identifies as the beneficial owner of the old notes represented by the global notes, upon surrender by DTC of the global notes, if (i) we notify the trustee in writing that DTC or any successor depositary (the "depositary") is no longer willing or able to act as a depositary for the global notes or DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days of such notice or cessation, (ii) we, at our option, notify the trustee in writing that we elect to cause the issuance of new notes in definitive form under the indenture or (iii) upon the occurrence of certain other events as provided pursuant to the indenture.

BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

         The descriptions of the operations and procedures of DTC, Euroclear Bank, S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, societe anonyme ("Clearstream Banking"), set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither we nor the initial purchasers take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

         Regarding DTC. According to DTC, the following information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind. We have obtained the information in this section concerning DTC and the DTC's book-entry system from sources that we believe are reliable. However, we take no responsibility for the accuracy of this information.

         DTC is:

         - a limited-purpose trust company organized under the New York Banking Law,

         - a "banking organization" within the meaning of the New York Banking Law,

         -        a member of the Federal Reserve System,

         - a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

         - a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

         DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC's participants

("direct participants") deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include:

         -        both U.S. and non-U.S. securities brokers and dealers,

         -        banks,

         -        trust companies,

         -        clearing corporations, and

         -        certain other organizations.

         DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly ("indirect participants"). DTC has Standard & Poor's highest rating: AAA. The DTC rules applicable its participants are on file with the SEC. More information about DTC can be found at http://www.dtcc.com.

         Purchases of new notes under the DTC system must be made by or through direct participants, which will receive a credit for the new notes on DTC's records. The ownership interest of each actual purchaser of each new note, referred to as a beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the new notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in new notes, except in the event that use of the book-entry system for the new notes is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.

         Neither we nor the trustee shall be liable for any delay by the depositary, its nominee or any direct or indirect participant in identifying the beneficial owners of the related new notes, and each such person may conclusively rely on, and shall be protected in relying on, instructions from the depositary or nominee for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the new notes to be issued).

         So long as the depositary for the global notes, or its nominee, is the registered owner of the global notes, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the new notes represented by the global notes for all purposes under the indenture. Except as described above, beneficial owners will not:

         - be entitled to have new notes represented by the global notes registered in their names,

         - receive or be entitled to receive physical delivery of new notes in definitive form, and

         - be considered the owners or holders thereof under the indenture.

         To facilitate subsequent transfers, all new notes deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of new notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the new notes. DTC's records reflect only the identity of the direct participants to whose accounts the new notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to new notes unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the new notes are credited on the record date (identified in a listing attached to the omnibus proxy).

         Redemption proceeds, distributions, and dividend payments on the new notes will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, its nominee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

         DTC may discontinue providing its services as depositary with respect to the new notes at any time by giving us reasonable notice. Under such circumstances, in the event that we do not obtain a successor securities depositary, certificates for the new notes are required to be printed and delivered.

         We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, certificates for the new notes will be printed and delivered.

         We cannot assure you that DTC will distribute payments on the new notes made to DTC or its nominee as the registered owner or any redemption or other notices to the participants, or that the participants or others will distribute the payments or notices to the beneficial owners, or that they will do so on a timely basis, or that DTC will serve and act in the manner described in this prospectus. Beneficial owners should make appropriate arrangements with their broker or dealer regarding distribution of information regarding the new notes that may be transmitted by or through DTC.

         Procedures for DTC and Cross Market Transfer. Transfers between participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream Banking will be effected in the ordinary way in accordance with their respective rules and operating procedures.

         Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream Banking participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream Banking, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream Banking, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream Banking, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Euroclear participants and Clearstream Banking participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream Banking.

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

         Because of time zone differences, the new notes account of a Euroclear or Clearstream Banking participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream Banking participant, during the new notes settlement processing day (which must be a business day for Euroclear and Clearstream Banking) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream Banking as a result of sales of interests in a global note by or through a Euroclear or Clearstream Banking participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream Banking cash account only as of the business day for Euroclear or Clearstream Banking following DTC's settlement date.

         Although DTC, Euroclear and Clearstream Banking have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream Banking, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream Banking or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

         The following is a general discussion of certain United States federal income tax consequences associated with the exchange of old notes for new notes and the beneficial ownership and disposition of the new notes.

         This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion only addresses tax considerations for beneficial owners of the notes that hold the notes as "capital assets," within the meaning of the Code. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to specific beneficial owners of the notes in light of their particular circumstances or to beneficial owners of the notes subject to special treatment under U.S. federal income tax laws (such as banks, insurance companies, tax-exempt entities, retirement plans, dealers in securities, brokers, expatriates, partnerships or other pass-through entities, persons who hold their notes as part of a straddle, hedge, conversion transaction or other integrated investment, persons whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax or persons deemed to sell the notes under the constructive sale provisions of the Code). This discussion does not address any U.S. state and local or non-U.S. tax considerations relating to the purchase, ownership and disposition of the notes.

         As used in this discussion, the term "U.S. Holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes:

         -        an individual who is a citizen or resident of the U.S.,

         - a corporation created or organized in or under the laws of the U.S. or of any State or political subdivision thereof or therein, including the District of Columbia,

         - an estate the income of which is subject to U.S. federal income tax regardless of the source thereof, or

         - a trust with respect to which a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date.

         The term "Non-U.S. Holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes, a nonresident alien or a corporation, trust or estate that is not a U.S. Holder. Purchasers of notes that are partnerships or that would hold the notes through a partnership or similar pass-through entity should consult their tax advisors regarding the U.S. federal income tax consequences to them of holding the notes.

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EXCHANGE OF NOTES

         The exchange of new notes of a series for old notes of that series pursuant to the exchange offer for that series will not constitute a taxable event for U.S. federal income tax purposes. Consequently, no gain or loss will be recognized by a holder of an old note of a series upon receipt of a new note of that series. A holder's adjusted tax basis in the new note will be the same as the adjusted tax basis in the old note exchanged therefor. A holder's holding period of the new note will include the holding period of the old note exchanged therefor.

U.S. HOLDERS

     PAYMENT OF INTEREST

         In general, interest payable on a note will be taxable to a U.S. Holder as ordinary interest income at the time it is received or accrued, in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes.

     MARKET DISCOUNT

         Under the market discount rules of the Code, a U.S. Holder who purchases a note at a market discount will generally be required to treat any gain recognized on the sale, exchange, retirement or other taxable disposition of the note as ordinary income to the extent of the accrued market discount that has not been previously included in income. Market discount is generally defined as the amount by which a U.S. Holder's purchase price for a note is less than the note's stated redemption price at maturity (generally, the note's principal amount) on the date of purchase, subject to a statutory de minimis exception. In general, market discount accrues on a ratable basis over the remaining term of the note unless a U.S. Holder makes an irrevocable election to accrue market discount on a constant yield to maturity basis.

         A U.S. Holder who acquires a note at a market discount may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or continued to purchase or carry such note until the U.S. Holder disposes of the note in a taxable transaction. A U.S. Holder who has elected under the applicable Code provision to include market discount in income annually as such discount accrues will not, however, be required to treat any gain recognized as ordinary income or to defer any deductions for interest expense under these rules. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the taxable year to which the election applies and may not be revoked without the consent of the IRS.

         Holders should consult their tax advisors as to the portion of any gain that would be taxable as ordinary income under the market discount rules and any other consequences of the market discount rules that may apply to them in particular.

     AMORTIZABLE BOND PREMIUM

         A U.S. Holder who purchases a note for an amount in excess of its principal amount will be considered to have purchased the note at a premium. A U.S. Holder may elect to amortize the premium over the remaining term of the note on a constant yield method. The amount amortized in any year will be treated as a reduction of the U.S. Holder's interest income from the note. A U.S. Holder who elects to amortize the premium on a note must reduce its tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS. Bond premium on a note held by a U.S. Holder who does not make such an election will decrease the capital gain or increase the capital loss otherwise recognized on the disposition of the note.

     SALE, EXCHANGE, RETIREMENT OR OTHER DISPOSITION OF THE NOTES

         Upon the sale, exchange, retirement or other disposition of a note, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued and unpaid interest, which will be taxable as interest income (as described above)) and such U.S. Holder's adjusted tax basis in the note.

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

Subject to the market discount rules summarized above, such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of the disposition, the U.S. Holder's holding period for the note is more than one year. Long-term capital gains recognized by an individual or non-corporate U.S. Holder are generally subject to a reduced U.S. federal income tax rate. Capital losses are subject to limits on deductibility.

     INFORMATION REPORTING AND BACKUP WITHHOLDING

         In general, payments made on the notes and proceeds from the sale or other disposition of the notes may be subject to backup withholding, currently at a rate of 28% (increased to 31% beginning in 2011). In general, backup withholding will apply to a non-corporate U.S. Holder if such U.S. Holder:

         - fails to furnish, under penalties of perjury, its Taxpayer Identification Number, or TIN (which for an individual is the holder's Social Security number),

         -        furnishes an incorrect TIN,

         - is notified by the IRS that it has failed to properly report payments of interest and dividends, or

         - under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and is a U.S. person and has not been notified by the IRS that it is subject to backup withholding due to underreporting of interest or dividends, or otherwise fails to comply with applicable requirements of the backup withholding rules.

         Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder generally will be allowed as a refund or a credit against such U.S. Holder's U.S. federal income tax liability, provided that the required procedures are followed.

         A U.S. Holder will also be subject to information reporting with respect to payments on the notes and proceeds from the sale or other disposition of the notes, unless such U.S. Holder is a corporation or other exempt recipient and appropriately establishes an exemption.

NON-U.S. HOLDERS

         For purposes of the following discussion, interest on the notes, and gain on the sale, exchange, retirement or other disposition of the notes, will be considered "U.S. trade or business income" of a Non-U.S. Holder if such income or gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder.

     PAYMENT OF INTEREST

         Subject to the discussion below concerning backup withholding, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax in respect of interest paid on the notes if the interest qualifies for the "portfolio interest exemption." This will be the case if each of the following requirements is satisfied:

         -        the interest is not U.S. trade or business income,

         - the Non-U.S. Holder does not actually or constructively own 10% or more of the voting stock of the issuer,

         - the Non-U.S. Holder is not a controlled foreign corporation, within the meaning of the Code, that is actually or constructively related to the issuer, and

         - the Non-U.S. Holder provides the withholding agent with the appropriate certification.

         The certification requirement generally will be satisfied if the Non-U.S. Holder provides the withholding agent with a statement on IRS Form W-8BEN (or suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. Holder and stating, among other things, that the Non-U.S. Holder is not a U.S. person. Non-U.S. Holders should consult their tax advisors regarding alternative methods for satisfying the certification requirement.

         If the portfolio interest exemption is not satisfied with respect to a Non-U.S. Holder, a 30% withholding tax will apply to interest paid on the notes to such Non-U.S. Holder, unless another exemption is applicable. For example, an applicable income tax treaty may reduce or eliminate such tax, in which event a Non-U.S. Holder claiming the benefit of such treaty must provide the withholding agent with a properly executed IRS Form W-8BEN (or suitable substitute or successor form). Alternatively, an exemption applies if the interest is U.S. trade or business income and the Non-U.S. Holder provides an appropriate statement to that effect on IRS Form W-8ECI (or suitable substitute or successor form). In the latter case, such Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to all income from the notes in the same manner as U.S. Holders, as described above, unless an applicable income tax treaty provides otherwise. Additionally, Non-U.S. Holders that are corporations could be subject to a branch profits tax with respect to any such U.S. trade or business income at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

     SALE, EXCHANGE, RETIREMENT OR OTHER DISPOSITION OF THE NOTES

         Generally, a Non-U.S. Holder will not be subject to U.S. federal income tax on gain realized upon the sale, exchange, retirement or other disposition of a note, unless (i) such Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are met or (ii) the gain is U.S. trade or business income. If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the note) exceed capital losses allocable to U.S. sources. If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. Holders, as described above, unless an applicable income tax treaty provides otherwise. Additionally, Non-U.S. Holders that are corporations could be subject to a branch profits tax with respect to gain that is U.S. trade or business income at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

     INFORMATION REPORTING AND BACKUP WITHHOLDING

         Certain Non-U.S. Holders may be subject to information reporting and backup withholding with respect to interest payments on the notes. Treasury regulations provide that such information reporting and backup withholding generally will not apply to interest payments on the notes to a Non-U.S. Holder if such Non-U.S. Holder certifies that it is not a U.S. person under penalties of perjury or otherwise establishes an exemption.

         Additional information reporting and backup withholding requirements with respect to the payment of the proceeds from the disposition of a note (including a redemption) by a Non-U.S. Holder are as follows:

         - If the proceeds are paid to or through the U.S. office of a broker, they generally will be subject to information reporting and backup withholding unless the Non-U.S. Holder certifies that it is not a U.S. person under penalties of perjury or otherwise establishes an exemption.

         - If the proceeds are paid to or through a non-U.S. office of a broker that is not a U.S. person and is not a foreign person with certain specified U.S. connections (a "U.S. related person"), they will not be subject to information reporting or backup withholding.

         - If the proceeds are paid to or through a non-U.S. office of a broker that is a U.S. person or a U.S. related person, they generally will be subject to information reporting (but not backup withholding) unless the Non-U.S. Holder certifies that it is not a U.S. person under penalties of perjury or otherwise establishes an exemption.

         Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder generally will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability, provided that the required procedures are followed.

         In addition to the foregoing, the amount of interest paid on or with respect to the notes held by each Non-U.S. Holder during each calendar year and the amount of tax, if any, withheld from such payments must be reported to such Non-U.S. Holder and the IRS. Copies of the information returns reporting such interest and withholding also may be made available by the IRS to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty.

         THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND TAX SITUATION. A HOLDER SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

         Based on interpretations by the Staff in no-action letters issued to third parties, we believe that you may transfer new notes issued in the exchange offer in exchange for old notes if:

         - you acquire such new notes in the ordinary course of your business, and

         - you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of new notes.

         We believe that you may not transfer new notes issued in the exchange offer in exchange for old notes if you are:

         - our affiliate within the meaning of Rule 405 under the Securities Act of 1933,

         - a broker-dealer that acquired old notes directly from us or one of our affiliates, or

         - a broker-dealer that acquired old notes as a result of market-making or other trading activities without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933.

         The information described above concerning interpretations of and positions taken by the Staff is not intended to constitute legal advice, and broker-dealers should consult their own legal advisors with respect to these matters.

         If you wish to exchange your old notes for new notes in the exchange offer, you will be required to make representations to us as described in "The Exchange Offer -- Your Representations to Us" and in the letter of transmittal. In addition, if a broker-dealer receives new notes for its own account in exchange for old notes that it acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such new notes. A broker-dealer may use this prospectus, as we may amend or supplement it, in connection with these resales. We have agreed that, for a period of 180 days after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection
with any such resale. In addition, until     , 200 , all dealers effecting
transactions in the new notes may be required to deliver a prospectus.

         We will not receive any proceeds from any sale of the new notes by broker-dealers. New notes that broker-dealers receive for their own account in the exchange offer may be sold from time to time:

         -     in one or more transactions in the over-the-counter market,

         -     in negotiated transactions,

         -     through the writing of options on the new notes, or

         - through a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of new notes. Any broker-dealer that resells new notes that it received for its own account in the exchange offer and any broker or dealer that participates in a distribution of the new notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and any profit on any such resale of new notes and any commission or concessions that these persons receive may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

         For a period of 180 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the noteholders, other than commissions or concessions of any brokers or dealers. We will indemnify the noteholders, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act of 1933.

                              TRANSFER RESTRICTIONS

         The offer and sale of old notes of each series were not registered under the Securities Act of 1933. Accordingly, we offered and sold the old notes only in private sales exempt from or not subject to the registration requirements of the Securities Act of 1933:

         - to qualified institutional buyers under Rule 144A under the Securities Act of 1933, or

         - to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act of 1933.

         You may not offer or sell those old notes in the United States or to, or for the account or benefit of, U.S. persons except in transactions exempt from or not subject to the registration requirements of the Securities Act of 1933.

                                  LEGAL MATTERS

         The validity of the new notes of each series will be passed upon for us by Baker Botts L.L.P., Houston, Texas.

                                     EXPERTS

         The consolidated financial statements of CenterPoint Energy and its subsidiaries as of December 31, 2001 and 2002, and for each of the three years in the period ended December 31, 2002 and the related financial statement schedules, incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (which reports express an unqualified opinion and includes explanatory paragraphs referring to the distribution of Reliant Resources, Inc. and the change in method of accounting for goodwill and certain intangible assets), which are included in CenterPoint Energy's Current Report on Form 8-K filed November 7, 2003 that is incorporated herein by reference, and has been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information regarding the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the SEC's Internet site located at http://www.sec.gov.

         We have obtained a no-action letter from the SEC which provides that we will be treated as the successor of Reliant Energy, Incorporated for financial reporting purposes under the Securities Exchange Act of 1934. We are "incorporating by reference" into this prospectus information we file with the SEC. This means we are disclosing important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC that is deemed incorporated by reference into this prospectus (but not information filed with or furnished to the SEC and not deemed incorporated) will automatically update and supersede information previously included.

         We are incorporating by reference into this prospectus the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding information deemed to be furnished and not filed with the SEC) until the date the offering made in this prospectus terminates. The documents we incorporate by reference are:

         - our Annual Report on Form 10-K for the year ended December 31, 2002 (referred to in this prospectus as our "2002 Form 10-K"),

         -     Item 5 of our Current Report on Form 8-K filed January 7, 2003,

         -     Item 5 of our Current Report on Form 8-K filed February 13, 2003,

         -     our Current Report on Form 8-K filed March 3, 2003,

         -     our Current Reports on Form 8-K filed March 27, 2003,

         -     our Quarterly Report on Form 10-Q for the period ended March 31,
               2003,

         -     our Current Report on Form 8-K filed April 23, 2003,

         -     Item 5 of our Current Report on Form 8-K filed April 24, 2003,

         -     Item 5 of our Current Report on Form 8-K filed May 1, 2003,

         -     our Current Report on Form 8-K filed May 12, 2003,

         -     our Current Report on Form 8-K filed May 16, 2003,

         -     our Current Report on Form 8-K filed May 30, 2003,

         -     our Current Report on Form 8-K filed June 3, 2003,

         -     our Current Reports on Form 8-K filed June 20, 2003,

         - our Quarterly Report on Form 10-Q for the period ended June 30, 2003 (referred to in this prospectus as our "Second Quarter 2003 Form 10-Q"),

         -     Item 5 of our Current Report on Form 8-K filed July 29, 2003,

         -     Item 5 of our Current Report on Form 8-K filed September 3, 2003,

         -     our Current Reports on Form 8-K filed September 10, 2003,

         -     Item 5 of our Current Report on Form 8-K filed September 18,
               2003,

         -     our Current Report on Form 8-K filed September 25, 2003,

         -     Item 5 of our Current Report on Form 8-K filed October 21, 2003,

         -     our Current Report on Form 8-K filed November 5, 2003, and

         - our Current Report on Form 8-K filed November 7, 2003 (referred to in this prospectus as our "November 7, 2003 Form 8-K").

         Our November 7, 2003 Form 8-K contains the Selected Financial Data, Management's Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements and Supplementary Data of CenterPoint Energy from our May 12, 2003 Form 8-K with revisions for certain reclassifications and other items.

         You may also obtain a copy of our filings with the SEC at no cost by writing to or telephoning us at the following address:

                            CenterPoint Energy, Inc.
                             Attn: Investor Services
                                  P.O. Box 4567
                            Houston, Texas 77210-4567
                                 (713) 207-3060

         This prospectus is part of a registration statement that we have filed with the SEC relating to the new notes. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You should read the registration statement and the exhibits and schedules for more information about us and the new notes.

                                  $600,000,000

                            CENTERPOINT ENERGY, INC.

                                OFFER TO EXCHANGE

5.875% Senior Notes due     6.850% Senior Notes due    7.25% Senior Notes due
     2008, Series B             2015, Series B              2010, Series B
   for all outstanding        for all outstanding         for all outstanding
5.875% Senior Notes due    6.850% Senior Notes due      7.25% Senior Notes due
     2008, Series A             2015, Series A              2010, Series A

                                   PROSPECTUS
                                         , 2003

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 2.02.A.(16) and Article 2.02-1 of the Texas Business Corporation Act and Article V of the Amended and Restated Bylaws of CenterPoint Energy, Inc., a Texas corporation ("CenterPoint"), provide CenterPoint with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, CenterPoint has purchased insurance against certain costs of indemnification that may be incurred by it and by its officers and directors.

         Additionally, Article IX of CenterPoint's Amended and Restated Articles of Incorporation provides that a director of CenterPoint is not liable to CenterPoint or its shareholders for monetary damages for any act or omission in the director's capacity as director, except that Article IX does not eliminate or limit the liability of a director for (i) any breach of such director's duty of loyalty to CenterPoint or its shareholders, (ii) any act or omission not in good faith that constitutes a breach of duty of such director to CenterPoint or an act or omission that involves intentional misconduct or a knowing violation of law, (iii) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (iv) an act or omission for which the liability of a director is expressly provided for by statute.

         Article IX also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article IX shall not adversely affect any right of protection of a director of CenterPoint existing at the time of the repeal or modification.

         See "Item 22. Undertakings" for a description of Securities and Exchange Commission's, or the SEC's, position regarding such indemnification provisions.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)      Exhibits

                                INDEX TO EXHIBITS

                                                              REPORT OR                  SEC FILE OR
EXHIBIT                                                     REGISTRATION                REGISTRATION       EXHIBIT
 NUMBER            DOCUMENT DESCRIPTION                      STATEMENT                    STATEMENT       REFERENCE
-------     --------------------------------     ----------------------------------     ------------      ---------
 3.1        Amended and Restated Articles of     Registration Statement on Form S-4       333-69502          3.1
            Incorporation of CenterPoint         of CenterPoint Energy, Inc.
            Energy, Inc.

 3.1.1      Articles of Amendment to the         Form 10-K of CenterPoint Energy,          1-31447          3.1.1
            Amended and Restated Articles of     Inc. for the year ended December 31,
            Incorporation of CenterPoint         2001
            Energy, Inc.

 3.2        Amended and Restated Bylaws of       Form 10-K of CenterPoint Energy,          1-31447           3.2
            CenterPoint Energy, Inc.             Inc. for the year ended December 31,
                                                 2001

 4.1        Indenture, dated as of May 19,       Current Report on Form 8-K of             1-31447           4.1
            2003, between CenterPoint Energy,    CenterPoint Energy, Inc. filed June
            Inc. and JPMorgan Chase Bank as      3, 2003
            trustee (the "Trustee")

 4.2        Supplemental Indenture No. 2,        Current Report on Form 8-K of             1-31447           4.2
            dated as of May 27, 2003, between    CenterPoint Energy, Inc. filed June
            CenterPoint Energy, Inc. and the     3, 2003
            Trustee, with respect to
            $200,000,000 aggregate principal
            amount of 5.875% Senior Notes due
            2008 and $200,000,000 aggregate
            principal amount of 6.850% Senior
            Notes due 2015 (including the form
            of Note)

 4.3        Supplemental Indenture No. 3 dated   Current Report on Form 8-K of             1-31447           4.2
            as of September 9, 2003, between     CenterPoint Energy, Inc. filed
            CenterPoint Energy, Inc. and the     September 10, 2003
            Trustee, with respect to
            $200,000,000 aggregate principal
            amount of 7.25% Senior Notes due
            2010 (including the form of Note)

 4.4        Registration Rights Agreement,       Form 10-Q of CenterPoint Energy,          1-31447          4.5.5
            dated as of May 27, 2003, among      Inc. for the quarter ended June 30,
            CenterPoint Energy, Inc.,            2003
            Citigroup Global Markets Inc.,
            Deutsche Bank Securities Inc. and
            Wachovia Securities, Inc., as
            representatives of the initial
            purchasers

 4.5        Registration Rights Agreement,
            dated as of September 9, 2003,
            among CenterPoint Energy, Inc.,
            Bank of America Securities LLC,
            Deutsche Bank Securities Inc. and
            Wachovia Capital Markets, LLC, as
            representatives of the initial
            purchasers

 5.1*       Opinion of Baker Botts L.L.P.

12.1        Statement Regarding Computation
            of Ratios of Earnings to Fixed
            Charges for the twelve-month
            periods ended December 31, 2002 and
            the six-month periods ended June
            30, 2002 and 2003

23.1        Consent of Deloitte & Touche LLP

23.2*       Consent of Baker Botts L.L.P.
            (contained in Exhibit 5.1)

24.1        Power of Attorney (included on the
            signature page of the Registration
            Statement)

25.1        Statement of Eligibility and
            Qualifications under the Trust
            Indenture Act of 1939, as amended,
            of JPMorgan Chase Bank, as trustee
            under the Indenture

99.1        Form of Letter of Transmittal

99.2        Form of Notice of Guaranteed
            Delivery

99.3        Form of Letter to Depository
            Trust Company Participants

99.4        Form of Letter to Clients

--------------------------------------
* To be filed by amendment

         (b)      Financial Statement Schedules

         Not applicable.

ITEM 22. UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (d) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on November 7, 2003.

                                       CENTERPOINT ENERGY, INC.

                                       By: /s/ David M. McClanahan
                                           -------------------------------------
                                           David M. McClanahan
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. McClanahan, Scott E. Rozzell and Rufus S. Scott, and each of them severally, his true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                   TITLE                               DATE
               ---------                                   -----                               ----
     /s/ David M.  McClanahan                 President,                                 November 7, 2003
--------------------------------------        Chief Executive Officer and Director
         David M.  McClanahan                 (Principal Executive Officer)


     /s/ Gary L.  Whitlock                    Executive Vice President                   November 7, 2003
--------------------------------------        and Chief Financial Officer
         Gary L.  Whitlock                    (Principal Financial Officer)


     /s/ James S.  Brian                      Senior Vice President and                  November 7, 2003
--------------------------------------        Chief Accounting Officer
         James S.  Brian                      (Principal Accounting Officer)


     /s/ Milton Carroll                       Director                                   November 7, 2003
--------------------------------------
         Milton Carroll

     /s/ Derrill Cody                         Director                                   November 7, 2003
--------------------------------------
         Derrill Cody

     /s/ John T. Cater                        Director                                   November 7, 2003
--------------------------------------
         John T. Cater

     /s/ O. Holcombe Crosswell                Director                                   November 7, 2003
--------------------------------------
         O. Holcombe Crosswell

     /s/ Thomas F. Madison                    Director                                   November 7, 2003
--------------------------------------
         Thomas F. Madison

     /s/ Michael E. Shannon                   Director                                   November 7 , 2003
--------------------------------------
         Michael E. Shannon

                                INDEX TO EXHIBITS

                                                            REPORT OR                    SEC FILE OR
EXHIBIT                                                   REGISTRATION                  REGISTRATION       EXHIBIT
 NUMBER           DOCUMENT DESCRIPTION                      STATEMENT                     STATEMENT       REFERENCE
-------     --------------------------------     ----------------------------------     ------------      ---------
 3.1        Amended and Restated Articles of     Registration Statement on Form S-4       333-69502          3.1
            Incorporation of CenterPoint         of CenterPoint Energy, Inc.
            Energy, Inc.

 3.1.1      Articles of Amendment to the         Form 10-K of CenterPoint Energy,          1-31447          3.1.1
            Amended and Restated Articles of     Inc. for the year ended December 31,
            Incorporation of CenterPoint         2001
            Energy, Inc.

 3.2        Amended and Restated Bylaws of       Form 10-K of CenterPoint Energy,          1-31447           3.2
            CenterPoint Energy, Inc.             Inc. for the year ended December 31,
                                                 2001

 4.1        Indenture, dated as of May 19,       Current Report on Form 8-K of             1-31447           4.1
            2003, between CenterPoint Energy,    CenterPoint Energy, Inc. filed June
            Inc. and JPMorgan Chase Bank as      3, 2003
            trustee (the "Trustee")

 4.2        Supplemental Indenture No. 2,        Current Report on Form 8-K of             1-31447           4.2
            dated as of May 27, 2003, between    CenterPoint Energy, Inc. filed June
            CenterPoint Energy, Inc. and the     3, 2003
            Trustee, with respect to
            $200,000,000 aggregate principal
            amount of 5.875% Senior Notes due
            2008 and $200,000,000 aggregate
            principal amount of 6.850% Senior
            Notes due 2015 (including the form
            of Note)

 4.3        Supplemental Indenture No. 3 dated   Current Report on Form 8-K of             1-31447           4.2
            as of September 9, 2003, between     CenterPoint Energy, Inc. filed
            CenterPoint Energy, Inc. and the     September 10, 2003
            Trustee, with respect to
            $200,000,000 aggregate principal
            amount of 7.25% Senior Notes due
            2010 (including the form of Note)

 4.4        Registration Rights Agreement,       Form 10-Q of CenterPoint Energy,          1-31447          4.5.5
            dated as of May 27, 2003, among      Inc. for the quarter ended June 30,
            CenterPoint Energy, Inc.,            2003
            Citigroup Global Markets Inc.,
            Deutsche Bank Securities Inc. and
            Wachovia Securities, Inc., as
            representatives of the initial
            purchasers

 4.5        Registration Rights Agreement,
            dated as of September 9, 2003,
            among CenterPoint Energy, Inc.,
            Bank of America Securities LLC,
            Deutsche Bank Securities Inc. and
            Wachovia Capital Markets, LLC, as
            representatives of the initial
            purchasers
 5.1*       Opinion of Baker Botts L.L.P.

12.1        Statement Regarding Computation
            of Ratios of Earnings to Fixed
            Charges for the twelve-month
            periods ended December 31, 2002 and
            the six-month periods ended June
            30, 2002 and 2003

23.1        Consent of Deloitte & Touche LLP

23.2*       Consent of Baker Botts L.L.P.
            (contained in Exhibit 5.1)

24.1        Power of Attorney (included on the
            signature page of the Registration
            Statement)

25.1        Statement of Eligibility and
            Qualifications under the Trust
            Indenture Act of 1939, as amended,
            of JPMorgan Chase Bank, as trustee
            under the Indenture

99.1        Form of Letter of Transmittal

99.2        Form of Notice of Guaranteed
            Delivery

99.3        Form of Letter to Depository
            Trust Company Participants

99.4        Form of Letter to Clients

----------------------------
* To be filed by amendment.